UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COUPANG, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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2026 Proxy Statement

and Notice of Annual Meeting of Stockholders

coupang

PROXY STATEMENT
For the 2026 Annual Meeting of Stockholders
To Be Held on Thursday, June 11, 2026 at 5:00 p.m., Pacific Time

TIME	DATE	LOCATION
5:00 p.m. Pacific Time	June 11, 2026	Virtual www.virtualshareholdermeeting.com/CPNG2026

720 Olive Way, Suite 600
Seattle, Washington 98101

Proposals
Coupang, Inc. (the “Company,” “Coupang,” “we,” or “us”) is holding our 2026 Annual Meeting of Stockholders on June 11, 2026 at 5:00 p.m. Pacific Time (including any adjournment or postponement thereof, the “Annual Meeting”) for the following purposes, as more fully described in this Proxy Statement (this “Proxy Statement”):
1.
to elect the eight director nominees named herein (Proposal No. 1);
2.
to ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2);
3.
to consider a non-binding vote to approve the compensation of our named executive officers (Proposal No. 3); and
4.
to consider such other business as may properly come before the Annual Meeting.

Record Date	Stockholders of record as of the close of business on April 13, 2026 (the “Record Date”) are entitled to this notice and to vote at the Annual Meeting.
Proxy Voting
On or about April 27, 2026, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) with instructions for accessing our proxy materials and voting instructions.

As described in this Proxy Statement, you may vote via the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Attending the Meeting
To attend the Annual Meeting, vote, or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website at www.virtualshareholdermeeting.com/
CPNG2026 and log in using their control number included on their proxy card or Internet Notice. Beneficial owners should review the proxy materials and their voting instruction form or Internet Notice for instructions about how to vote in advance of, and how to participate in, the Annual Meeting.

By Order of the Board of Directors,

Harold L. Rogers
General Counsel and
Chief Administrative Officer

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PROXY STATEMENT
For the 2026 Annual Meeting of Stockholders
To Be Held on Thursday, June 11, 2026, at 5:00 p.m., Pacific Time
GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
This Proxy Statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Coupang, Inc. (the “Company,” “Coupang,” “we,” or “us”) for use at our 2026 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast. To attend and vote at the Annual Meeting and view the list of registered stockholders as of the close of business on April 13, 2026 (the “Record Date”) during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2026 and enter the control number found on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or on the proxy card provided to you with this Proxy Statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access and vote at the Annual Meeting with the control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a legal proxy in order to be able to attend, participate in, or vote at the Annual Meeting.
See “Attending the Annual Meeting Online” below for more information.
Our fiscal year is consistent with the calendar year and ends on December 31. Unless stated otherwise, all references to years herein relate to our fiscal years. For example, references to year 2025 relate to our fiscal year ended December 31, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 11, 2026.
Copies of this Proxy Statement and our Annual Report on Form 10-K for 2025 (the “2025 Annual Report”) are available at www.proxyvote.com. On or about April 27, 2026, we will mail to our stockholders the Internet Notice containing notice of the Annual Meeting and instructions on how to access our proxy materials, including this Proxy Statement and our 2025 Annual Report, and how to vote.

Voting Rights
Only holders of record of our Class A common stock and Class B common stock as of the Record Date will be entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
In deciding all matters at the Annual Meeting, as of the Record Date, each share of Class A common stock represents one vote, and each share of Class B common stock represents 29 votes. We do not have cumulative voting rights for the election of directors. As of the Record Date, we had 1,648,989,437 shares of Class A common stock and 157,802,990 shares of Class B common stock outstanding and entitled to vote, according to the records maintained by our transfer agent.
For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 720 Olive Way, Suite 600, Seattle, Washington 98101, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/CPNG2026. If, due to adverse weather conditions or other unforeseen circumstances, our headquarters are closed or visitation is limited during the ten days prior to the Annual Meeting, a stockholder may send a written request to corporatesecretary@coupanginc.com, and we will arrange a way for the stockholder to inspect the list.

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Notice of Internet Availability of Proxy Materials
As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, for the Annual Meeting, we have elected to furnish our proxy materials, including this Proxy Statement and our 2025 Annual Report, to our stockholders electronically via the internet. On or about April 27, 2026, we will mail to our stockholders the Internet Notice containing notice of the Annual Meeting and instructions on how to access our proxy materials, including this Proxy Statement and our 2025 Annual Report, to vote at the Annual Meeting, and to request printed copies of the proxy materials. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy via the internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Internet Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote your shares are contained in the proxy card included in those materials.
Voting Your Shares
If you are the record holder of your shares as of the close of business on the Record Date, you may vote in one of four ways. You may vote by submitting your proxy via the internet, by telephone, or by mail, or you may vote electronically during the Annual Meeting.

By Internet	You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your Internet Notice or proxy registration confirmation e-mail).
By Telephone	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.
By Mail	If you received a proxy card by mail, you may vote by completing, dating, and signing the proxy card and promptly mailing it in the postage-paid envelope provided.
During the Meeting	To vote at the meeting, visit www.virtualshareholdermeeting.com/CPNG2026 (you will need the control number printed on your Internet Notice or proxy registration confirmation e-mail).

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on June 10, 2026. Note that, in light of possible disruptions in mail service related to any unforeseen circumstances, we encourage stockholders to submit their proxy by telephone or via the internet.
If the shares you own are held by a broker, bank, trustee, or other nominee in a fiduciary capacity (typically referred to as being held in “street name”), you may instruct that institution on how to vote your shares. You will receive instructions from the broker, bank, trustee, or other nominee that holds your shares, which you must follow in order for your shares to be voted.

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Attending the Annual Meeting Online
We have decided to hold the Annual Meeting virtually in the form of a live webcast. At this time, we believe that a virtual meeting is the right choice for the Company and our stockholders as it provides expanded stockholder access regardless of the resources available to stockholders, improves communications, and reduces the carbon footprint of our activities. The Annual Meeting will convene promptly at 5:00 p.m., Pacific Time, on June 11, 2026. In order to attend and vote at the Annual Meeting, and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2026 and input the control number found on the Internet Notice or on the proxy card provided to you with this proxy statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance via the internet, by telephone, or by mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
Technical Difficulties
We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/CPNG2026 approximately 15 minutes before the meeting starts on June 11, 2026.
If you have difficulty accessing the meeting, a technical assistance phone number that you can dial for assistance will be available at www.virtualshareholdermeeting.com/CPNG2026. The technical assistance phone number is only for technical or logistical difficulties accessing the virtual meeting and cannot be used to vote.
Recommendations of the Board
At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed, signed and dated proxy card or vote your shares by telephone or via the internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:
“FOR” the election of the eight director nominees named herein;
“FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
“FOR” the non-binding vote to approve the compensation of our named executive officers.
We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those referenced above. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

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Broker Non-Votes
If the shares you own are held in street name through a broker, bank, trustee, or other nominee, such broker, bank, trustee, or other nominee is required to vote your shares in accordance with your instructions. You should direct any such organization on how to vote the shares held in your account. Under rules and regulations of the New York Stock Exchange (the “NYSE”), if you do not instruct the broker, bank, trustee, or other nominee that holds your shares on how to vote your shares, such organization will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm is expected to be a routine matter. Each other proposal to be voted on at the Annual Meeting is expected to be a non-routine matter. Generally, broker non-votes occur when shares held by a broker, bank, trustee, or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the organization has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank, trustee, or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
Revoking Your Proxy or Changing Your Vote
Voting via the internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If you are the record holder of your shares, you can revoke a proxy by doing one of the following:
•	filing with our Corporate Secretary at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	properly submitting a duly executed proxy (via the internet, by telephone, or by returning a proxy card) bearing a later date; or
•	attending the Annual Meeting and voting electronically (please note that your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting).
Any written notice of revocation should be sent to us at the following address: Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, Attention: Corporate Secretary.
If the shares you own are held in street name, you will need to follow the directions provided to you by your broker, bank, trustee, or other nominee that holds your shares to change your vote.

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Quorum and Votes Required
The holders of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present by remote communication at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chairperson of the Annual Meeting may adjourn the meeting until a quorum is obtained.

Proposal	Votes Required	Effect of Votes Withheld, Abstentions and Broker Non-Votes
Proposal 1 Election of Directors	Each director is elected by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock voting together as a single class.	Abstentions and broker non-votes will have the effect of a vote “Against.”
Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against.” We do not expect any broker non-votes on this proposal.
Proposal 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against” and broker non-votes will have no effect.

The votes will be counted, tabulated, and certified by a representative of Broadridge, our inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K.
Solicitation of Proxies
We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, we, through our directors and officers, may solicit proxies in person, by telephone, or via the internet. Such directors and officers will not receive any special remuneration for these efforts.

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PROPOSAL 1: ELECTION OF DIRECTORS
The nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) identifies, evaluates, and recommends nominees for directors to serve on the Board consistent with the criteria approved by the Board, including consideration of any potential conflicts of interest, director independence, diversity of background and experience, and other relevant requirements. In doing so, our Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the eight directors listed below for re-election to the Board at the Annual Meeting.
The directors elected at the Annual Meeting will hold office until our annual meeting of stockholders to be held in 2027 after the end of our fiscal year ending December 31, 2026 (the “2027 Annual Meeting”) and until their successors are duly elected and qualified. We have no reason to believe that any of the nominees other than Kevin Warsh will be unavailable or, if elected, will decline to serve. On January 30, 2026, President Donald J. Trump announced his intent to nominate Kevin Warsh, a director nominee, to serve as Chairman of the Board of Governors of the United States Federal Reserve System (“Federal Reserve Chair”), subject to confirmation by the United States Senate (the “Senate”). On February 3, 2026, Mr. Warsh informed the Company that if he is confirmed as Federal Reserve Chair by the Senate, he would resign as a director of the Company. Mr. Warsh’s decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On March 4, 2026, President Trump formally nominated Mr. Warsh as Federal Reserve Chair, subject to confirmation by the Senate. If Mr. Warsh resigns as a director prior to the Annual Meeting, he will no longer stand for re-election as a director, no votes received will be counted for or against the election of Mr. Warsh to our Board, and the Board intends to reduce the size of the Board by one director. In the event any of the other nominees should become unavailable to serve due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
Nominees for Election to the Board of Directors
The Board of Directors
The biographies of each of our director nominees as of April 27, 2026 are included below. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a member of the Board. We believe that, as a whole, the Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

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Director Biographies

Bom Kim Chief Executive Officer and Chairman of the Board
Age 47 Director Since 2010 Committee Memberships None
Bom Kim founded our company and has served as our Chief Executive Officer and as Chairman of the Board since May 2010. Mr. Kim attended Harvard University, earning an A.B. degree in Government.
Skills and Qualifications
We believe Mr. Kim is qualified to serve as a member of the Board because of his extensive experience building and leading our business and his insight into our technology as our Founder and Chief Executive Officer.

Jason Child Lead Independent Director
Age 57 Director Since 2022 Committee Memberships Audit (Chair); Nominating and Corporate Governance
Jason Child has served as a member of the Board since April 2022. Mr. Child has served as Executive Vice President and Chief Financial Officer of Arm Holdings plc (“Arm”), a technology company that provides processor designs and software platforms, since November 2022. Prior to joining Arm, Mr. Child served as Chief Financial Officer at various global companies, including as Senior Vice President and Chief Financial Officer of Splunk Inc., a technology company specializing in security and observability, from 2019 to 2022 and as Chief Financial Officer at Opendoor Technologies Inc., an online real estate company, from 2017 to 2019, as well as AliphCom, Inc. (d/b/a Jawbone), a consumer technology and wearable device company, and Groupon, Inc., a global e-commerce marketplace. He holds a B.A. from the Foster School of Business at the University of Washington, where he currently serves on its Global Advisory Board.

Skills and Qualifications
We believe Mr. Child is qualified to serve as a member of the Board because of his extensive background in global finance and strategy, accounting, capital markets and treasury, and investor relations matters, including his extensive experience in scaling disruptive technologies within enterprise software and software-as-a-service industries, e-commerce, and local commerce.

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Pedro Franceschi
Age 29 Director Since 2022 Committee Memberships Compensation
Pedro Franceschi has served as a member of the Board since March 2022. Mr. Franceschi is Co-Founder & Chief Executive Officer of Brex Inc. (“Brex”), a company reimagining financial systems for fast-growing businesses. Launched in 2018 as the corporate card for startups, Brex now serves tens of thousands of companies through its expanded portfolio of financial services and software to help all fast-growing companies reach their full potential. Prior to launching Brex, Mr. Franceschi co-founded the payment company Pagar.me, a payment processor system, which was acquired by StoneCo Ltd., one of the largest payments companies in Brazil. He served on the board of directors of StoneCo Ltd. from May 2021 to April 2023. At age 14, Mr. Franceschi built a popular window manager for Apple’s iPad allowing users to manage multiple applications simultaneously. At the age of 12, Mr. Franceschi was the first person to build software to make Apple’s Siri virtual assistant speak in Portuguese.

Skills and Qualifications
We believe Mr. Franceschi is qualified to serve as a member of the Board because of his extensive experience creating and leading technology companies.

Neil Mehta
Age 41 Director Since 2010 Committee Memberships None
Neil Mehta has served as a member of the Board since December 2010. Mr. Mehta founded Greenoaks Capital Partners LLC (“Greenoaks”), an investment firm, in 2012 and has served as a Managing Partner since founding the firm. Prior to Greenoaks, Mr. Mehta was a Senior Investment Professional for special situations investments in India, the Middle East, and Southeast Asia for Orient Property Group Ltd., a Hong Kong-based investment firm financed by a fund managed by D.E. Shaw & Co., L.P., from October 2007 to November 2009. Mr. Mehta also previously worked for Kayne Anderson Capital Advisors, an alternative investment firm, where he invested in private companies in the general business and technology sector. Mr. Mehta earned a BSc in Government from The London School of Economics and Political Science.

Skills and Qualifications
We believe Mr. Mehta is qualified to serve as a member of the Board because of his operational experience in the technology industry and extensive knowledge of high-growth companies.

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Asha Sharma
Age 37 Director Since 2024 Committee Memberships Compensation
Asha Sharma has served as a member of the Board since June 2024. Ms. Sharma has been at Microsoft Corporation, a global technology provider, since March 2024 where she currently serves as Executive Vice President, Microsoft and Chief Executive Officer, Xbox and previously served as President of Product Development, CoreAI Product and Corporate Vice President and Head of Product, AI Platform. Prior to joining Microsoft, Ms. Sharma served as Chief Operating Officer of Maplebear Inc. (d/b/a Instacart), a leading provider of online grocery services, from February 2021 to March 2024. From August 2017 to February 2021, Ms. Sharma led product organizations at Meta Platforms, Inc. (“Meta”), a social networking company, where she was most recently Vice President of Product for Messenger, and oversaw messaging, video communication, and monetization efforts. Prior to Meta, Ms. Sharma served as the Chief Operating Officer and Corporate Secretary from July 2015 to August 2017 at Porch Group, Inc., a vertical software platform for the home, where she also served as Chief Marketing Officer from May 2013 to July 2015. She has served on the board of directors of The Home Depot since May 2025. She also served as a member of the board of directors of AppLovin Corporation, a mobile technology company, from August 2021 to September 2023, and Porch Group, Inc. from December 2020 to June 2022. Ms. Sharma holds a B.S. in Business from the University of Minnesota’s Carlson School of Management.

Skills and Qualifications
We believe Ms. Sharma is qualified to serve as a member of the Board because of her extensive background in technology and innovation at technology companies.

Benjamin Sun
Age 52 Director Since 2010 Committee Memberships Audit; Compensation (Chair)
Benjamin Sun has served on the Board since July 2010. Mr. Sun has served as General Partner and co-founder of Primary Venture Partners, an early-stage venture capital fund, since 2013. Mr. Sun also co-founded LaunchTime LLC (“LaunchTime”) in January 2010, which invests in early-stage companies, and currently serves as a Partner. Previously, Mr. Sun served as President and Chief Executive Officer of Community Connect Inc., a leading online publisher, from October 1996 to December 2008 (Community Connect Inc. was acquired by Radio One, Inc. in 2008). Mr. Sun began his financial career in Investment Banking at Merrill Lynch. Mr. Sun earned a B.A. degree in Economics from the University of Michigan in 1995.

Skills and Qualifications
We believe Mr. Sun is qualified to serve as a member of the Board because of his extensive experience working with technology companies.

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Ambereen Toubassy
Age 53 Director Since 2023 Committee Memberships Audit
Ambereen Toubassy has served as a member of the Board since March 2023. Ms. Toubassy has served as Chief Financial Officer of Airtable, a cloud-based software company, since January 2021. Prior to joining Airtable, Ms. Toubassy served as Chief Financial Officer of Quibi, a mobile media startup, from September 2018 to November 2020 and as Chief Financial Officer and Partner of WndrCo, a media and technology holding company, from May 2017 to September 2018. Her career spans multiple investing roles as partner and portfolio manager at JMB Capital, Ivory Capital Management, and Empyrean Capital Partners. Ms. Toubassy began her career at Goldman Sachs and worked in the Risk Arbitrage, M&A, and Software banking groups of Goldman Sachs. Ms. Toubassy holds a B.A. in Economics from Yale University and an MBA from Stanford University Graduate School of Business.

Skills and Qualifications
We believe Ms. Toubassy is qualified to serve as a member of the Board because of her extensive background in finance and accounting matters at technology companies.

Kevin Warsh
Age 56 Director Since 2019 Committee Memberships Compensation; Nominating and Corporate Governance (Chair)
Kevin Warsh has served as a member of the Board since October 2019. Since April 2011, he has served as the Shepard Family Distinguished Visiting Fellow in Economics at the Hoover Institution and lecturer at the Stanford Graduate School of Business. He has served on the board of directors of United Parcel Service, a multinational package delivery and supply chain management company, since July 2012. Governor Warsh is a member of the Group of Thirty and the Panel of Economic Advisers of the Congressional Budget Office, and Governor Warsh serves as partner at Duquesne Family Office LLC. Governor Warsh served as a member of the Board of Governors of the Federal Reserve System from 2006 until 2011. From 2002 until 2006, Governor Warsh served as Special Assistant to the President for Economic Policy and Executive Secretary of the White House National Economic Council. Previously, Governor Warsh was a member of the Mergers & Acquisitions department at Morgan Stanley & Co. in New York, serving as Vice President and Executive Director. Governor Warsh received his A.B. from Stanford University, and J.D. from Harvard Law School.

Skills and Qualifications
We believe Mr. Warsh is qualified to serve as a member of the Board because of his extensive experience in economics, finance, and corporate governance.

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The Board of Directors and Certain Governance Matters
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that the Board will consist of a majority of independent directors. Under our Corporate Governance Guidelines and the rules and regulations of the NYSE, on which our Class A common stock is traded, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines provide that, to determine independence, the Board will consider the definition of independence in the applicable listing standards, which includes the definition of an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual, and other factors that will contribute to effective oversight and decision-making. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.
The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that Mses. Asha Sharma and Ambereen Toubassy and Messrs. Jason Child, Pedro Franceschi, Benjamin Sun, and Kevin Warsh are independent for purposes of applicable NYSE standards, including with respect to any applicable committee service. In addition, the Board has determined that each of Ms. Toubassy and Messrs. Child and Sun is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Ms. Sharma and Messrs. Franceschi, Sun and Warsh is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act. In assessing directors’ independence, the Board considered certain transactions, relationships, and arrangements involving some of the directors, including those described in the subsection titled “Certain Relationships and Related Person Transactions” of this Proxy Statement, and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. Additionally, the Board considered that, during 2025, Ms. Sharma and Mr. Franceschi were employed by organizations that did business with Coupang. The amount received by Coupang or such other organizations in each of the last three fiscal years did not exceed the greater of $1 million or 2% of either Coupang’s or such organization’s consolidated gross revenues.
Board Structure
Our bylaws (our “Bylaws”) provide that the Chairperson of the Board shall be appointed by the Board and our Corporate Governance Guidelines provide that the positions of Chief Executive Officer and the Chairperson of the Board may be held by the same person. Our Corporate Governance Guidelines further provide that in the event a non-independent director is serving as the Chairperson of the Board, the Board may designate a Lead Independent Director, whose responsibilities shall include:
•	working with the Chief Executive Officer to develop Board meeting schedules and agendas;
•	providing the Chief Executive Officer with feedback on the quality, quantity, and timeliness of the information provided to the Board;
•	developing the agenda for and moderating executive sessions of the independent members of the Board;
•	presiding over Board meetings (when the Chairperson is not present);
•	acting as principal liaison between the independent members of the Board and the Chief Executive Officer;
•	convening meetings of the independent directors as appropriate;
•	if requested and appropriate, being available for consultation with major stockholders; and
•	performing such other duties as the Board may determine from time to time.

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Currently, Mr. Bom Kim, our founder and Chief Executive Officer, also holds the Chairman of the Board position, and Mr. Child has served as Lead Independent Director of the Board since September 2025. The Board believes that the combined role of the Chairman and Chief Executive Officer positions is appropriate and in the best interests of the Company and our stockholders, given Mr. Kim’s role in founding Coupang and the depth and breadth of his insight into our business, vision, and industry. Having a Lead Independent Director helps ensure that the Board and management act with a common purpose. Further, the Board believes that this Board leadership structure is effective, efficient, and improves the Board’s ability to focus on key policy and operational issues and helps us operate in the long-term interests of our stockholders.
Executive Sessions
Mr. Kim, as Chief Executive Officer and Chairman of the Board, is currently the only employee member of the Board. To promote open discussion among the non-management directors, and as required under applicable NYSE rules and our Corporate Governance Guidelines, non-management directors of the Board meet at regularly scheduled executive sessions (without members of management present), and Mr. Child, our Lead Independent Director, presides over all such executive sessions.
Meetings of the Board of Directors and Attendance
Our Corporate Governance Guidelines provide that all members of the Board are expected to prepare for, attend, and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met five times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board in 2025 and the total number of meetings held by all committees of the Board in 2025 on which such director served (held during the period that such director served).
Members of the Board are encouraged to attend annual meetings of stockholders; however, we do not have a formal policy regarding board members’ attendance at annual meetings of stockholders. All eight of our directors then serving on the Board attended the 2025 Annual Meeting of Stockholders.
Committees of the Board of Directors
The Board has established three standing committees thereof—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by the Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Governance” section of our Investor Relations website at ir.aboutcoupang.com. In 2025, the Audit Committee held nine meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings.

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Audit Committee
Primary Responsibilities
We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:
   •
overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;
   •
evaluating and determining whether to retain our independent registered public accounting firm (our “Auditors”) to audit our consolidated financial statements;
   •
assessing the qualifications, performance, and independence of our Auditors;
   •
reviewing audit plans, the adequacy of staffing, and overseeing the negotiation and execution of any engagement letters with our Auditors;
   •
reviewing the results of the audit with management and our Auditors, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;
   •
overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;
   •
conferring with management and our Auditors concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;
   •
overseeing our risk identification and management processes, including information security;
   •
reviewing and approving related party transactions, in accordance with our policies;
   •
approving or, as permitted, pre-approving all audit and permissible non-audit related services and fees that our Auditors provide to us; and
   •
overseeing the activities of our internal audit function.
Current Committee Members Jason Child (Chair) Benjamin Sun Ambereen Toubassy
Financial Expertise and Independence
All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Toubassy and Mr. Child each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards.

Report
The Report of the Audit Committee is set forth on page 24 of this Proxy Statement.

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Compensation Committee
Primary Responsibilities
We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:
   •
reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;
   •
reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers;
   •
reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;
   •
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
   •
administering our equity awards, pension, and profit-sharing plans, bonus plans, benefit plans, and other similar programs; and
   •
periodically discussing with management and overseeing as it deems appropriate the development, implementation, and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession, and employment practices.
Current Committee Members Benjamin Sun (Chair) Pedro Franceschi Asha Sharma Kevin Warsh
Independence
All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, each of Ms. Sharma and Messrs. Franceschi and Sun qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Delegation of Authority
Under the charter of the Compensation Committee, the Compensation Committee may form and delegate authority to one or more subcommittees, consisting of one or more members of the Board (whether or not he, she, or they are on the Compensation Committee) for any purpose that the Compensation Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Pursuant to this delegation of authority, the Compensation Committee has formed a subcommittee thereof, named the “Section 16 Equity Committee,” for the purpose of granting equity awards under our compensation plans in accordance with Rule 16b-3 under the Exchange Act, consisting of Ms. Sharma and Messrs. Franceschi and Sun, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation
None of Messrs. Franceschi, Mehta, Sun, or Warsh or Ms. Sharma, who are currently or who were members of our Compensation Committee during 2025, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2025, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. See the section titled “Certain Relationships and Related Person Transactions” for information about related party transactions involving members of our Compensation Committee or their affiliates.

Role of Executive Officers and Compensation Consultant
See page 34 of this Proxy Statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.
Report
The Compensation Committee Report is set forth on page 39 of this Proxy Statement.

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Nominating and Corporate Governance Committee
Primary Responsibilities
We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:
   •
helping the Board oversee our corporate governance functions;
   •
advising the Board on corporate governance matters;
   •
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
   •
considering and making recommendations to the Board regarding the composition and Chair position of the committees of the Board;
   •
reviewing and making recommendations to the Board regarding our Corporate Governance Guidelines and related policies and procedures;
   •
periodically reviewing the performance of the Board, including Board committees; and
   •
periodically reviewing the processes and procedures we use to provide information to the Board and its committees.
Current Committee Members Kevin Warsh (Chair) Jason Child
Independence
All members of the Nominating and Corporate Governance Committee are “independent” in accordance with NYSE listing standards.

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Director Nomination Process and Qualifications
We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of varied professional and personal backgrounds and perspectives and who have a range of skills, viewpoints, and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. The Board and the Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance the Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability.
In assessing potential candidates, the Board and the Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate:
•	possesses relevant expertise to offer advice and guidance to management;
•	has sufficient time to devote to the affairs of the Company;
•	demonstrates excellence in his or her field;
•	has the ability to exercise sound business judgment; and
•	is committed to representing the long-term interests of our stockholders.
The Board will assess its effectiveness in this regard as part of the annual board evaluation process.
In addition, our Corporate Governance Guidelines also require that to be qualified to serve as a director, a candidate must possess the highest personal integrity and ethics, possess the ability to read and understand basic financial statements, and be older than 21 years of age.
The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, or the Nominating and Corporate Governance Committee and the Board determine to increase the size of the Board, the Nominating and Corporate Governance Committee considers potential director candidates using the criteria set forth above. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, members of management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and evaluating their suitability for service on the Board.
The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.
Any stockholder recommendation of a director candidate must be submitted to our Corporate Secretary in writing, as described below, and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our Bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company at c/o Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A. All recommendations for nomination received by the Corporate Secretary that satisfy our “advance notice” bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting.”
Corporate Governance Documents
Complete copies of our Corporate Governance Guidelines and Board Committee charters are available on the “Governance” section of our Investor Relations website at ir.aboutcoupang.com.

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Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics is available on the “Governance” section of our Investor Relations website at ir.aboutcoupang.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our executive officers or directors, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on the “Governance” section of our Investor Relations our website set forth above rather than by filing a Current Report on Form 8-K.
Insider Trading Policy
We have an insider trading policy governing the purchase, sale, and other dispositions of our securities that applies to our directors, officers, employees, identified consultants and independent contractors. The Company also follows procedures for the repurchase of its securities, including those set forth in our insider trading policy. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our 2025 Annual Report.
Communications with the Board
Stockholders and other interested parties may communicate with a member or members of the Board, including the Chairman of the Board, the Chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors. We maintain a “Stockholder Communications Policy” that outlines the applicable procedures and is available on the “Governance” section of our Investor Relations website at ir.aboutcoupang.com.
Board’s Role in Risk Oversight
The Board’s role in risk oversight at the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing risks we face in executing our business plans, and the Board and its committees providing oversight in connection with those efforts. These risks include, but are not limited to, financial, legal and regulatory, technological, competitive, and operational risks and exposures.
In addition to the full Board, the Audit Committee plays an important role in the oversight of our enterprise risk assessment and management activities, which identify key risks to our business, including risks related to financial reporting, investments, cash management and foreign exchange management, major financial risk exposures, cybersecurity, data privacy, and other regulations, and assesses the Company’s strategy to monitor and control such risks. The Audit Committee periodically reviews key enterprise risks with senior management and our Chief Accounting Officer. The Audit Committee regularly meets with our Chief Information Security Officer to discuss various cybersecurity matters including cyber strategy, cybersecurity risks, controls, results of audits, mitigation strategies, areas of emerging risks, incidents, if any, and industry trends.
The Compensation Committee is charged with overseeing risks relating to human capital and assessing whether our compensation policies and procedures encourage risk-taking in a manner that are reasonably likely to have a material adverse impact on us.
The Nominating and Corporate Governance Committee is charged with overseeing risk related to our governance processes.
Each Board committee reports its findings to the full Board for consideration.

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Director Compensation
In December 2021, the Board adopted a director compensation policy for our non-employee directors and subsequently amended the policy in June 2023 and in December 2024 (as so amended, the “Non-Employee Director Compensation Policy”). The Board has formed the Compensation Committee to oversee, with consultation with the Board and compensation consultants, the Non-Employee Director Compensation Policy.
Initial Equity Awards
In connection with joining the Board, the Board may, in its discretion, grant a new non-employee director an equity award in the form of restricted stock units (“RSUs”) (the “Initial Award”), with each such Initial Award covering a number of shares of the Company’s Class A common stock having a grant date fair value to be determined by the Board but not to exceed $1,000,000. An individual who was or is an employee member of the Board and becomes a non-employee director by virtue of ceasing to be an employee will not receive an Initial Award. Each Initial Award will vest on a schedule determined by the Board at the time of grant, subject to the non-employee director’s continuous service to the Company through the applicable vest date.
Annual Equity Awards
On the date of each annual meeting of stockholders, each non-employee director who is serving on the Board and will continue to serve on the Board as a non-employee director immediately following the date of such annual meeting, will automatically be granted an equity award (the “Annual Retainer Award”) in the form of RSUs covering the number of shares of our Class A common stock having a grant date fair value of $300,000.
Additionally, each non-employee director will be eligible to earn additional annual retainers for their additional Board leadership and/or Board committee roles (each, an “Additional Annual Retainer Award” and, collectively with the Annual Retainer Award, the “Annual Award”) as follows, in each case in the form of RSUs covering the number of shares of our Class A common stock having the grant date fair value set forth below:
•	$25,000 for service as Lead Independent Director;
•	$25,000 for service as chair, or $12,500 for service as a member (other than as chair), of our Audit Committee;
•	$20,000 for service as chair, or $10,000 for service as a member (other than as chair), of our Compensation Committee; and
•	$15,000 for service as chair, or $7,500 for service as a member (other than as chair), of our Nominating and Corporate Governance Committee.
Each Annual Award granted will vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant, subject to the applicable non-employee director’s continuous service to the Company through the applicable vest date.
If an incumbent non-employee director is appointed to any new Board leadership or Board committee role during his or her tenure on the Board, such non-employee director may, at the discretion of the Board, be granted an award of RSUs for such new Board leadership or Board committee role (a “Partial Year Committee Award”). The grant date for the Partial Year Committee Award will be the date that the non-employee director’s appointment to the applicable Board leadership or Board committee role is effective (the “New Role Date”), unless otherwise provided by the Board. Each Partial Year Committee Award will cover a number of shares of the Company’s Class A common stock having a grant date fair value equal to the amount of the annual retainers set forth above for the new role but prorated to reflect the length of service in such new role. Each Partial Year Committee Award granted will vest in full on the first vest date of the Annual Award to occur after the New Role Date, subject to the non-employee director’s continuous service to the Company through the applicable Annual Award vest date.
If a non-employee director’s service in any Board leadership or Board committee role is terminated by the Board prior to the vesting date of their Annual Award but the non-employee director otherwise remains as a member of the Board, the corresponding Additional Annual Retainer Award or Partial Year Committee Award (each, an “Additional Retainer Award”) will vest, unless a different vest date is provided for by the Board, on the date of termination of service in such Board leadership or Board committee role, on a pro-rata basis to reflect the applicable non-employee director’s length of service in the Board leadership or Board committee role during the vesting period. Any unvested shares subject to an Additional Retainer Award that do not vest pursuant to the preceding sentence will terminate on the date the applicable non-employee director terminates service in the corresponding Board leadership or Board committee role.

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In connection with the formation of a new committee of the Board and Mr. Child and Mr. Toubassy’s appointment as the sole members of such committee, in April 2025 the Board granted each of them (1) a pro rata award of 88 RSUs under the Company’s 2021 Equity Incentive Plan (as amended or restated from time to time, the “2021 Plan”) that vested in full on the date of our 2025 annual meeting of stockholders (the “Special Committee Pro Rata Award”) and (2) an annual award of 353 RSUs under the 2021 Plan, with such grant effective upon the date of our 2025 annual meeting of stockholders, that will vest in full on the earlier of the date of the next annual meeting of stockholders following June 12, 2025 or June 12, 2026, subject to their continuous service through the applicable vest date (the “Special Committee Annual Award”). Until the committee of the Board is terminated and disbanded or they no longer serve on the committee, Mr. Child and Ms. Toubassy will be entitled to an RSU award with a value of $10,000 under the 2021 Plan that will be granted annually on the date of each annual meeting of stockholders, with the number of RSUs subject to the award determined by dividing $10,000 by the closing price of our Class A common stock on the grant date. This RSU award will vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant, subject to the applicable non-employee director’s continuous service to the Company through the applicable vest date. If Mr. Child’s or Ms. Toubassy’s service on this committee role is terminated prior to the vesting date of the Special Committee Annual Award but he or she otherwise remains as a member of the Board, the award will vest on a pro-rata basis and the remaining unvested portion will be forfeited as set forth in the immediately preceding paragraph. For clarification, the awards described in this paragraph are not covered by our Non-Employee Director Compensation Policy, but are granted consistent with the terms of the Non-Employee Director Compensation Policy.
Acceleration of Awards
In the event of a change in control (as defined in the 2021 Plan), the unvested portion of any equity award held by a non-employee director will vest in full, subject to the non-employee director’s continuous service to the Company until immediately prior to the time of such change in control.
Additionally, pursuant to the individual RSU award agreements underlying each non-employee director’s Initial Award, Annual Retainer Award, or Additional Retainer Award, in the event that a director’s continuous service with the Company terminates by reason of their death or disability, any unvested portions of an outstanding RSU award will fully vest.
Deferral of Awards
The Board may provide that a non-employee director may elect to defer the settlement of the shares subject to any RSUs granted under the Non-Employee Director Compensation Policy that would otherwise be settled and delivered to such non-employee director on or following the date such award vests pursuant to the terms of the Non-Employee Director Compensation Policy (the “Deferral Election”). Any Deferral Election will be irrevocable, and will be subject to such rules, conditions and procedures as shall be determined by the Board, in its sole discretion, which, unless otherwise determined by the Board, will be in compliance with Section 409A of the Internal Revenue Code (the “Code”) and the regulations and guidance thereunder.
Limitation on Non-Employee Director Compensation
The total compensation provided to a non-employee director during any calendar year under the Non-Employee Director Compensation Policy may not exceed $750,000 (determined based on the total grant date fair value of equity awards and cash fees provided for such calendar year (excluding reimbursements)). In the calendar year when a non-employee director first joins the Board, such limit will be increased to $1,000,000. Any equity awards or other compensation provided to an individual for services as an employee, or for services as a consultant other than as a non-employee director, will be excluded for purposes of applying the above limits.
Expense Reimbursement
Under the Non-Employee Director Compensation Policy, each non-employee director is entitled to reimbursement from us for reasonable travel, lodging, and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board-related business, in accordance with and subject to our expense reimbursement policy as presented to the Audit Committee of the Board.

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Director Compensation Table
The following table provides information regarding compensation of our non-employee directors for their service as a director for 2025. As an employee director, our Chief Executive Officer, Mr. Kim, received no additional compensation for his service as a director.

Name	Stock Awards(1)	Total
Jason Child	$336,944	$336,944
Pedro Franceschi	$309,995	$309,995
Neil Mehta(2)	$352,488	$352,488
Asha Sharma	$309,995	$309,995
Benjamin Sun(3)	$319,988	$319,988
Ambereen Toubassy(4)	$324,431	$324,431
Kevin Warsh	$324,999	$324,999

1.
Amounts in this column represent the aggregate grant date fair value of RSUs granted during 2025, calculated in accordance with FASB ASC Topic 718, based on the closing price per share of our Class A common stock as reported on the NYSE on the date of grant. For additional information, please read Note 1 and Note 4 in the Notes to Consolidated Financial Statements of our 2025 Annual Report. Each director received only one equity grant during 2025, except: (1) Mr. Child received three separate equity awards with grant date fair values of $1,952 (Mr. Child’s Special Committee Pro Rata Award), $324,999 (Mr. Child’s Annual Award), and $9,993 (Mr. Child’s Special Committee Annual Award); and (2) Ms. Toubassy received three separate equity awards with grant date fair values of $1,952 (Ms. Toubassy’s Special Committee Pro Rata Award), $312,486 (Ms. Toubassy’s Annual Award), and $9,993 (Ms. Toubassy’s Special Committee Annual Award). As of December 31, 2025, each of our then-current non-employee directors held the following unvested RSUs: Mr. Child: 11,833; Mr. Franceschi: 10,950; Mr. Mehta: 10,596; Ms. Sharma: 10,950; Mr. Sun: 11,038; Ms. Toubassy: 11,391; and Mr. Warsh: 11,480.

2.
Mr. Mehta stepped down as the Lead Independent Director and Compensation Committee Chair and from the Compensation Committee and Nominating and Corporate Governance Committee on September 25, 2025 and therefore, in accordance with our Non-Employee Director Compensation Policy, 537 RSUs, representing the pro rata portion of his 2025 Additional Annual Retainer Award based on the length of his Lead Independent Director, Compensation Committee Chair and Nominating and Corporate Governance Committee service, vested as of the termination of Mr. Mehta’s service in those roles, and the remaining 1,318 RSUs were forfeited, in accordance with the terms of the Non-Employee Director Compensation Policy.

3.
Mr. Sun stepped down from the Nominating and Corporate Governance Committee on September 25, 2025 and therefore, in accordance with our Non-Employee Director Compensation Policy, 76 RSUs, representing the pro rata portion of his 2025 Additional Annual Retainer Award based on the length of his Nominating and Corporate Governance Committee service, vested as of the termination of Mr. Sun’s service in that role, and the remaining 189 RSUs were forfeited, in accordance with the terms of the Non-Employee Director Compensation Policy. Pursuant to Mr. Sun’s Deferral Election, the settlement of the 76 RSUs that vested during 2025 were deferred.

4.	Pursuant to Ms. Toubassy’s Deferral Election, the settlement of 88 of the RSUs that were awarded and vested during 2025 were deferred.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected Samil PricewaterhouseCoopers to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Samil PricewaterhouseCoopers has served as our auditor since 2014.
Stockholder approval is not required to appoint Samil PricewaterhouseCoopers as the independent registered public accounting firm for our fiscal year ending December 31, 2026. The Board believes, however, that submitting the appointment of Samil PricewaterhouseCoopers to the stockholders for ratification is a matter of good corporate governance. If stockholders do not ratify the appointment of Samil PricewaterhouseCoopers, the Audit Committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the audit engagement for the 2027 fiscal year. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company or our stockholders. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm requires the affirmative vote of a majority of the shares cast in person or by proxy and entitled to vote at the Annual Meeting.
One or more representatives of Samil PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following tables set forth Samil PricewaterhouseCoopers’ aggregate fees for 2025 and 2024:

	December 31, 2025	December 31, 2024
Audit Fees(1)	$9,237,943	$9,850,286
Audit-Related Fees(2)	$68,586	—
Tax Fees(3)	$140,625	—
All Other Fees(4)	$31,714	$40,598
Total Fees	$9,478,868	$9,890,884

1.
Audit fees include the integrated audit of our annual financial statements and internal controls, the review of our annual report on Form 10-K for the applicable fiscal year, and the review of our quarterly reports on Form 10-Q for the applicable fiscal quarters, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.

2.
Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees above.

3.	Tax fees consist of aggregate fees billed for professional services rendered by our independent registered public accounting firm for tax compliance.
4.	All other fees consist primarily of subscription fees to access accounting, tax, and financial reporting content.

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Pre-Approval Policies and Procedures
Our Audit Committee charter requires our Audit Committee to pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other registered public accounting firms. The Audit Committee charter also provides that the Audit Committee may establish policies and procedures for its pre-approval of permitted services in compliance with applicable law or stock exchange listing rules. Our Audit Committee has established procedures relating to the approval of all audit and permitted non-audit and tax services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit and tax services provided by our independent registered public accounting firm prior to each engagement. Since our initial public offering (“IPO”), our Audit Committee has pre-approved all services provided by Samil PricewaterhouseCoopers.
Report of the Audit Committee
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Our management has the primary responsibility for our financial reporting processes, proper application of accounting principles, internal controls, as well as the preparation of its financial statements. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.
In performing its functions, the Audit Committee has:
•
Reviewed and discussed the audited financial statements, management’s assessment of the effectiveness of our internal control over financial reporting, and the independent auditors’ evaluation of our system of internal control over financial reporting included in our 2025 Annual Report with management and Samil PricewaterhouseCoopers;

•	Discussed with Samil PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
Received from Samil PricewaterhouseCoopers the written disclosures and representations required by PCAOB standards regarding Samil PricewaterhouseCoopers’ independence, and discussed with them matters relating to independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2025 Annual Report for filing with the SEC.

The Audit Committee
Jason Child (Chair), Benjamin Sun, Ambereen Toubassy
The foregoing Report of the Audit Committee of the Board shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

24 | 2026 Coupang Proxy Statement

EXECUTIVE OFFICERS
Below is a list of our current executive officers and their respective ages as of April 27, 2026 and a brief account of the business experience of each of them.

Name	Age	Position
Bom Kim(1)	47	Chief Executive Officer and Chairman of the Board
Gaurav Anand	50	Chief Financial Officer
Harold Rogers	49	General Counsel and Chief Administrative Officer

1.	Please see “Nominees for Election to the Board of Directors” for information regarding Mr. Kim.
Executive Officers
Gaurav Anand. Gaurav Anand has served as our Chief Financial Officer since December 2020 and previously served as our Chief Operating Officer from January 2019 to December 2020. Mr. Anand previously served as the Chief of Staff to our Chief Executive Officer from January 2017 to December 2018 and our Chief Financial Officer of Global eCommerce from January 2017 to December 2017. Prior to joining Coupang, Mr. Anand served as Vice President of Finance at Myntra, a fashion subsidiary of Flipkart, from November 2014 to December 2016. Mr. Anand also previously worked at Amazon from 2007 to 2014, holding various Finance positions across its North America retail, international retail, AWS, and payments businesses.
Harold Rogers. Harold Rogers has served as our General Counsel since December 2021 and as our Chief Administrative Officer since January 2020. He has served as interim Chief Executive Officer of our Korean subsidiary, Coupang Corp., since December 2025. Prior to joining Coupang, Mr. Rogers served as Executive Vice President, Chief Ethics and Compliance Officer at Millicom, a global telecommunications company, from August 2016 to December 2019. He was also previously a Partner at Sidley Austin LLP from January 2013 to July 2016 and an associate attorney from September 2006 to December 2012. He clerked for the Honorable Thomas B. Griffith on the United States Court of Appeals for the District of Columbia Circuit from 2005 to 2006. Mr. Rogers holds a B.A. in English from Brigham Young University and earned his J.D. from Harvard Law School.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to, (a) the risks, costs, and benefits to Coupang, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
Certain Related Person Transactions
Employment Arrangements
The brother of Mr. Kim, our Chief Executive Officer and Chairman of the Board, is currently employed by the Company. He does not share a household with Mr. Kim and is not one of our executive officers. In 2025, he earned approximately $491,151 in salary, bonus, and expat related benefits. He was also granted 41,510 RSUs in 2025, which vest over 2 years, subject to his continuous service to the Company through each vesting date. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.
The sister-in-law of Mr. Kim, our Chief Executive Officer and Chairman of the Board, is currently employed by the Company. She does not share a household with Mr. Kim and is not one of our executive officers. In 2025, she earned approximately $299,629 in salary, bonus, and expat related benefits. She was also granted 8,491 RSUs in 2025, which vest over 2 years, subject to her continuous service to the Company through each vesting date. She participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.
Other Related Person Transactions
Jane Lauder, the spouse of Mr. Warsh, a member of the Board, is a director of The Estée Lauder Companies Inc. (“Estée Lauder”). According to Amendment No. 3 to Schedule 13D filed with the SEC by Ms. Lauder on December 9, 2024, Ms. Lauder beneficially owned, as of December 6, 2024, approximately 8.9% of Estée Lauder’s outstanding Class A common stock (assuming conversion of all of her shares of Estée Lauder’s Class B common stock into Class A common stock), which constituted 15.0% of the aggregate voting power of Estee Lauder. During fiscal 2025, the Company paid Estée Lauder and its subsidiaries approximately $21.4 million in connection with the Company’s purchases of skin care, makeup, fragrance, hair care, and other related products in the ordinary course of business.

26 | 2026 Coupang Proxy Statement

In January 2024, we completed the acquisition of all of the business and assets of Farfetch Holdings plc through our majority owned subsidiary, Surpique LP (“Surpique”), a Delaware limited partnership. Immediately following the acquisition, Surpique was owned 80.1% by the Company and 19.9% by certain funds advised or managed by Greenoaks. In April 2025, through an arms-length transaction priced in consultation with disinterested advisors, we acquired the remaining equity interest of Surpique from the funds advised or managed by Greenoaks in exchange for an aggregate purchase price of $140,096,101, consisting of a $14,096,101 cash payment and the issuance to Greenoaks of 5,465,099 shares of our Class A common stock, at a price per share equal to the volume weighted average price of Class A common stock for the 30-trading day period ending as of the close of markets on April 4, 2025. As a result, we assumed the entire obligation to contribute additional capital to Surpique under the Surpique limited partnership agreement. Mr. Mehta, a member of the Board, founded and has served as a Managing Partner of Greenoaks since April 2012. Mr. Mehta did not receive any direct or indirect compensation for the successful completion of the Surpique acquisition and subsequent equity purchase. In addition, Greenoaks and certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, collectively beneficially own approximately 3.4% of the Company’s Class A common stock as of March 31, 2026.
In August 2025, one of our subsidiaries invested $10 million in the Series A preferred stock of an early-stage payments-focused company (the “Investee”), as part of a Series A fundraising round by the Investee alongside a fund affiliated with Greenoaks, which also invested as part of the same fundraising round and which, as a lead investor, invited us to participate in the investment. The terms of the transaction for us were similar to those available to other similarly situated investors invited to invest in the fundraising round by the lead investors.
Registration Rights Agreement
Until it expired in March 2026, we were party to the Sixth Amended and Restated Registration Rights Agreement that contained registration rights and information rights, among other things, with certain holders of our common stock. The parties to this agreement included SVF Investments (UK) Ltd. and Mr. Kim, our Chief Executive Officer and Chair of the Board, who are holders of more than 5% of our capital stock.

27 | 2026 Coupang Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 31, 2026 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares that they beneficially own, subject to applicable community property laws.
The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Applicable percentage ownership is based on 1,651,278,238 shares of Class A common stock and 157,802,990 shares of Class B common stock, in each case, outstanding as of March 31, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2026, or issuable pursuant to RSUs or performance-based RSUs (“PSUs”) that vest within 60 days of March 31, 2026. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. In addition, under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A.

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Voting Shares Beneficially Owned

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
	Shares	%	Shares	%
Named Executive Officers and Directors
Bom Kim(2)	—	—	164,410,881	100%	74.3%
Gaurav Anand(3)	4,161,590	*	—	—	*
Harold Rogers(4)	1,295,241	*	—	—	*
Hanseung Kang(5)	430,320	*	—	—	*
Pranam Kolari	18,564	*	—	—	*
Jason Child	64,560	*	—	—	*
Pedro Franceschi	64,652	*	—	—	*
Neil Mehta(6)	55,379,154	3.4%	—	—	*
Asha Sharma	14,248	*	—	—	*
Benjamin Sun(7)	6,217,489	*	—	—	*
Ambereen Toubassy(8)	38,834	*	—	—	*
Kevin Warsh	459,102	*	—	—	*
All directors and executive officers as a group (10 persons)(9)	67,694,870	4.1%	164,410,881	100%	75.4%
Other > 5% Security Holders
Entities associated with SVF Investments (UK) Limited(10)	289,542,259	17.5%	—	—	4.6%
Baillie Gifford & Co(11)	150,382,707	9.1%	—	—	2.4%

*	Represents less than one percent (1%).
1.
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 29 votes per share, and holders of our Class A common stock are entitled to one vote per share.

2.
Consists of (a) 141,802,990 shares of our Class B common stock held by Mr. Kim, (b) 16,000,000 shares of our Class B common stock held by a grantor retained annuity trust, for which Mr. Kim serves as the trustee and has sole investment power and Mr. Kim’s spouse serves as special purpose trustee and has sole voting power, and (c) 6,607,891 shares of our Class B common stock subject to an option that is exercisable within 60 days of March 31, 2026.

3.
Consists of (a) 1,796,467 shares of our Class A common stock held by Mr. Anand, (b) 150,000 shares of our Class A common stock held of record by the Gaurav Anand 2021 Trust, for which Mr. Anand’s spouse serves as the trustee, (c) 2,070,000 shares of our Class A common stock subject to an option that is exercisable within 60 days of March 31, 2026, and (d) 145,123 PSUs that will vest within 60 days of March 31, 2026. Includes 679,000 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness.

4.
Consists of (a) 396,485 shares of our Class A common stock held by Mr. Rogers, (b) 74,756 PSUs that will vest within 60 days of March 31, 2026, and (c) 824,000 shares of our Class A common stock subject to an option that is exercisable within 60 days of March 31, 2026.

5.
Consists of (a) 408,583 shares of our Class A common stock held by Mr. Kang, (b) 19,637 shares of our Class A common stock held by Mr. Kang’s spouse, and (c) 2,100 shares of our Class A common stock held by Mr. Kang’s child. Includes 353,102 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness.

6.
Consists of (a) 68,177 shares of our Class A common stock held by Mr. Mehta and (b) 55,310,977 shares of our Class A common stock held by certain funds and accounts for which Greenoaks serves as the investment adviser and related persons or entities, including certain estate planning vehicles of Mr. Mehta, who serves as a Managing Partner of Greenoaks (collectively, the “Greenoaks Funds”). Includes 14,334,385 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness. As Mr. Mehta serves as a Managing Director of Greenoaks, he may be deemed to share voting power and dispositive power over the shares held by the Greenoaks Funds. Mr. Mehta disclaims beneficial ownership in the securities held by the Greenoaks Funds except to the extent of his pecuniary interest, if any, therein. The amount reported for the Greenoaks Funds does not reflect securities held by certain funds and accounts managed by persons associated with Greenoaks because Mr. Mehta is no longer attributed beneficial ownership of such securities. The address of each of the Greenoaks Funds is 4 Orinda Way, Building C, Suite 200, Orinda, California 94563. Based solely on the Form 4 filed by Mr. Mehta on March 13, 2026.

7.
Consists of (a) 3,941,562 shares of our Class A common stock held by LaunchTime, (b) 503,624 shares of our Class A common stock held by Sun Brothers LLC (“Sun Brothers”), (c) 1,465,253 shares of our Class A common stock held by Sun Brothers II LLC (“Sun Brothers II” and, collectively with LaunchTime and Sun Brothers, the “Sun Brothers Entities”), and (d) 307,050 shares of our Class A common stock held by Mr. Sun. Mr. Sun is a manager and member of Sun Brothers II and LaunchTime and the sole manager of Ben Sun Family, LLC, a member of Sun Brothers. The address for the Sun Brothers Entities is c/o Primary Venture Partners, 386 Park Ave S, 14th Floor, New York, New York 10016. Does not include 76 shares related to RSUs that have vested, but for which Mr. Sun has deferred settlement of the shares. The shares will settle upon his death, disability, or separation from the Board.

8.
Does not include 88 shares related to RSUs that have vested, but for which Ms. Toubassy has deferred settlement of the shares. The shares will settle upon her death, disability, or separation from the Board.

9.
Includes only our current directors and executive officers as of March 31, 2026, so excludes the shares beneficially owned by Messrs. Kang and Kolari. Consists of (a) 3,209,575 shares of our Class A common stock directly held by all directors and executive officers as a group, (b) 61,371,416 shares of our Class A common stock indirectly held by all directors and executive officers as a group, (c) 219,879 PSUs that will vest within 60 days of March 31, 2026, and (d) 2,894,000 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2026. Also consists of (a) 141,802,990 shares of Class B common stock held by Mr. Kim, (b) 16,000,000 shares of Class B common stock held by a grantor retained annuity trust, for which Mr. Kim serves as the trustee and has sole investment power and Mr. Kim’s spouse serves as special purpose trustee and has sole voting power, and (c) 6,607,891 shares of Class B common stock held by Mr. Kim subject to an option that is exercisable within 60 days of March 31, 2026.

10.
Based solely on the Schedule 13G/A filed by SB Investment Advisers (UK) Limited (“SBIA UK”) and SVF Investments (UK) Limited (“SVF Investments” and, together with SBIA UK, the “SB Entities”) on November 14, 2025. According to the Schedule 13G/A, the SB Entities’ ownership consists of 289,542,259 shares of our Class A common stock held of record by SVF Investments, of whom SBIA UK has been appointed as alternative investment fund manager. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of SVF Investments’ investments. As a result of these relationships, each of the SB Entities may be deemed to share beneficial ownership of the securities disclosed herein. The address for SVF Investments and SBIA UK is 69 Grosvenor Street, London, W1K 3JP, United Kingdom.

11.
Based solely on the Schedule 13G/A filed by Baillie Gifford & Co on November 12, 2025. According to the Schedule 13G/A, Baillie Gifford & Co has sole voting power over 102,584,458 shares of our Class A common stock, shared voting power over no shares, sole dispositive power over 150,382,707 shares of our Class A common stock, and shared dispositive power over no shares. Shares reported as being beneficially owned by Baillie Gifford & Co are held by Baillie Gifford & Co and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, United Kingdom.

29 | 2026 Coupang Proxy Statement

Pledge of Common Stock By Affiliates
While our insider trading policy generally prohibits holding the Company’s securities in a margin account or otherwise pledging or purchasing Coupang securities on margin, the Board has adopted a policy prohibiting senior employees, officers, and directors from directly or indirectly, holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan without prior approval from the Nominating and Corporate Governance Committee. Pursuant to such policy, approval may be granted where a senior employee, officer or director wishes to pledge the Company’s securities as collateral for a loan and: (1) clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities; or (2) the proposed pledge of Company securities does not present a material risk of a violation of (a) applicable insider trading laws, or (b) our insider trading policy. As reflected under “Security Ownership of Certain Beneficial Owners and Management,” certain shares held by Mr. Anand, our Chief Financial Officer, Mr. Kang, our former Representative Director, Business Management, and Mr. Mehta, a member of the Board, were pledged as collateral to secure certain personal indebtedness.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to report their ownership of the Company’s equity securities and any subsequent changes in that ownership to the SEC. Based on a review of those reports and written representations given to us by our directors and executive officers, we believe that during our fiscal year ended December 31, 2025, all transactions were reported on a timely basis except for the following filings: (1) one report, covering a total of one transaction (an RSU grant), was filed late by each of Mr. Child and Ms. Toubassy; and (2) one report, covering a total of one transaction (an in-kind distribution by a fund to which Greenoaks Capital Partners LLC serves as the investment adviser), was filed late by Mr. Mehta and Greenoaks Capital Partners LLC. The late filing by Mr. Child and Ms. Toubassy was due to administrative oversight, while the late filing by Mr. Mehta and Greenoaks Capital Partners LLC was originally submitted on time but was rejected by EDGAR due to a technical error after the due date had passed and was immediately resubmitted and accepted for filing the next day.

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EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2025 with respect to compensation plans under which shares of our Class A common stock and Class B common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants, and rights(1) ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))(2) (#) (c)
Equity Compensation Plans Approved By Security Holders
2021 Equity Incentive Plan(3)	59,265,036(4)	—	386,296,408
Equity Compensation Plans Not Approved By Security Holders
Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan(5)	13,493,012(6)	$9.15	—

1.	Reflects the weighted average exercise price of stock options only. As RSUs have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).
2.
The aggregate number of shares of our Class A common stock available for future issuance under the 2021 Plan will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending with a final increase on January 1, 2031, in an amount equal to five percent of the total number of shares of our capital stock outstanding on December 31st of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of our Class A common stock.

3.	For additional information relating to the 2021 Plan, please refer to Note 4 to our consolidated financial statements for 2025 located in our 2025 Annual Report.
4.	Consists of outstanding RSUs covering an aggregate of 59,265,036 shares of our Class A common stock.
5.
For additional information relating to the Coupang, LLC Third Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), please refer to the plan document, a copy of which is incorporated by reference as an exhibit to our 2025 Annual Report.

6.
Consists of outstanding (i) stock options exercisable for an aggregate of 6,882,662 shares of our Class A common stock, (ii) stock options exercisable for an aggregate of 6,607,891 shares of our Class B common stock, and (iii) RSU awards covering an aggregate of 2,459 shares of our Class A common stock.

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NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (this “CD&A”) describes the material components of our 2025 executive compensation program and provides an overview of our overall compensation philosophy and objectives for our named executive officers (collectively, “NEOs” and, each, an “NEO”).
Our pay-for-performance driven compensation philosophy and practices are designed to be directly tied to increased stockholder value. As a result, our NEO compensation program is heavily weighted toward providing multi-year equity awards, which are intended to foster a founder’s mentality and entrepreneurial spirit to incentivize long-term stock price appreciation.
Our NEOs for 2025 were:

Name	Title
Bom Kim	Chief Executive Officer and Chairman of the Board
Gaurav Anand	Chief Financial Officer
Harold Rogers	General Counsel and Chief Administrative Officer
Hanseung Kang*	Former Representative Director, Business Management and current Head of Business Development, North America
Pranam Kolari*	Former Vice President of Search and Recommendations

*	Mr. Kang ceased to be an executive officer of the Company as of the close of business on May 31, 2025, and Mr. Kolari resigned his employment with the Company effective November 14, 2025.
Objectives, Philosophy, and Elements of Executive Compensation
We’re on a mission to create a world where customers wonder “How did we ever live without Coupang?”, and to fulfill this mission we must hire, motivate, and retain the best. We believe our compensation program, especially our executive compensation program, is critical to achieve our mission, and our executive compensation philosophy aims to achieve the following primary objectives:
•
attract, retain, and incentivize highly qualified executives who can help us achieve our mission to “wow” the customer and who can advance our financial goals and, ultimately, enhance and maintain our long-term equity value;

•	provide incentives that motivate and recognize performance; and
•	provide total compensation that is competitive in the markets where we seek executive talent.
Based on the objectives above, our executive compensation program aims to attract and retain top talent by offering competitive base salaries, long-term incentive compensation, and, where appropriate and in the best interest of stockholders, retention incentives. The program further aligns incentives with those of our stockholders by designating a significant portion of their total compensation to be composed of multi-year equity awards.
This compensation philosophy of focusing on long-term customer and stockholder value and rewarding performance, as seen in our executive compensation program, has resonated, and continues to resonate, through our compensation program for employees at all levels. For example, our compensation program provides equity awards, including regular equity refresh grants, to the vast majority of our employees in professional roles. The equity compensation program is designed to further align the compensation of our employees with the long-term performance of our common stock and stockholder and customer interests.

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How We Determine Executive Compensation
Our compensation arrangements with our executive officers, including the NEOs, reflect various factors and considerations, including but not limited to the following (each as of the time of the applicable compensation decision):
•	the strategic importance of the position and our current business needs;
•	guidance from our compensation consultant;
•	generally available market surveys;
•	benchmarking by role and/or scope of responsibilities from our selected compensation peer group; and
•	the compensation levels of our other executive officers.
The Compensation Committee, together with the Section 16 Equity Committee, sets the compensation for our executive officers at levels that it believes are competitive and appropriate for each executive officer, including each NEO, and that are intended to reflect the varying roles and responsibilities of each individual. Executive compensation decisions require consideration of many relevant factors, which may vary from year to year.
Each element of our executive compensation program is intended to fulfill one or more of our overall compensation objectives in a complementary manner and, ultimately, to maximize long-term stockholder value. For example, the markets from which we seek executive talent have been and remain highly competitive. Providing a consistent and competitive level of income for our executives in the form of competitive base salary, long-term incentive compensation, and/or, where appropriate and in the best interest of stockholders, retention incentives, helps us to attract, motivate, and retain highly qualified executives who can help us achieve our mission to “wow” the customer. Further, by structuring a significant portion of our executive compensation to be in the form of equity awards that vest over a multi-year period, our executive compensation program directly ties a significant portion of our executive compensation to our long-term equity value, incentivizing our executives to focus on driving long-term stock price appreciation and long-term customer and stockholder value.
Since a significant portion of our long-term executive compensation is multi-year, variable, at-risk, and closely aligned with our corporate and financial performance, we believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, retaining, and incentivizing highly qualified executives while directly aligning their interests with those of our stockholders.
Compensation Setting Process
Our Compensation Committee is responsible for the oversight of our executive compensation program and regularly reviews and discusses the program with management to assess whether it is aligned with our short- and long-term goals and objectives given the dynamic nature of our business and the markets in which we compete for talent.
Role of the Compensation Committee and Management
The Compensation Committee is appointed by the Board and has responsibilities related to the overall compensation of our Board members and executive officers and the development and administration of our executive compensation program. Our Compensation Committee consists solely of independent members of the Board. In December 2023, pursuant to the delegation authority set forth in the Compensation Committee charter, the Compensation Committee formed the Section 16 Equity Committee as a subcommittee thereof for the purpose of granting equity awards under our compensation plans in accordance with Rule 16b-3 under the Exchange Act, consisting of at least two members of the Compensation Committee, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

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The Compensation Committee reviews and approves all non-equity components of compensation paid to, and the Section 16 Equity Committee reviews and approves all equity components of compensation awarded to, our executive officers, including our NEOs. Management provides recommendations with respect to the compensation of our executive officers, which may be based upon, among other factors, those discussed below. The Compensation Committee and the Section 16 Equity Committee each discusses and makes final determinations with respect to executive compensation matters within their respective scope of responsibilities, without the Chief Executive Officer present during discussions and decisions related to the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee or the Section 16 Equity Committee, as applicable, to make presentations, provide financial or other background information or advice, or otherwise participate in the meetings of the Compensation Committee or the Section 16 Equity Committee, as applicable, although such members of management are not present when their compensation is being deliberated upon or approved.
The Compensation Committee meets periodically throughout the year to manage and evaluate our overall executive compensation program, and reviews and approves the principal non-equity components of our executive compensation program. The Section 16 Equity Committee meets on an as-needed basis throughout the year to review and approve the principal equity components of our executive compensation program. For 2025, the principal components of our executive compensation program were: base salary, long-term incentive compensation, and retention incentives. In making executive compensation decisions, in addition to the factors discussed below, the Compensation Committee and the Section 16 Equity Committee each generally takes into consideration company performance, each executive officer’s individual performance in light of the applicable executive officer’s role and responsibilities, and the need to retain existing talent in a highly competitive talent market in which we compete.
Role of the Compensation Consultant
The Compensation Committee has the authority to retain independent compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultants’ fees. In 2025, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm in the United States, as its independent compensation consultant. Compensia is retained by and reports directly to the Compensation Committee, assists management in preparing for specified committee meetings, and participates in committee meetings upon request.
Compensia periodically informs the Compensation Committee on market trends and practices, as well as regulatory issues and developments and how they may impact our executive compensation program. For 2025, Compensia also:
•
assisted in developing a relevant group of peer companies to help the Compensation Committee and the Section 16 Equity Committee determine the appropriate level of overall compensation for our executive officers;

•
assisted the Compensation Committee and the Section 16 Equity Committee with their respective assessments of the level, structure, and elements of the compensation for each executive officer, including by providing market data and insights to ensure a competitive compensation framework;

•	provided guidance and benchmarking related to disclosures in this Proxy Statement; and
•	provided assistance with and market perspective on our broader equity compensation strategy.
Compensia does not provide any other services to us. The Compensation Committee has assessed the independence of Compensia pursuant to NYSE rules, and the Compensation Committee concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.
Comparison to Relevant Peer Group
Given the complex and multi-dimensional nature of executive compensation decisions, the Compensation Committee believes that determining executive compensation requires a deliberate and case-by-case review of a broad range of factors, as well as an in-depth and multi-faceted analysis of each such factor. These factors include, but are not limited to: (i) personal performance and contributions; (ii) experience and past performance inside or outside the Company; (iii) role and responsibilities within the Company; (iv) market competition for a particular position; (v) long-term potential with the Company; and (vi) innovative thinking and leadership.

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One of several factors the Compensation Committee considers in determining executive compensation is the competitiveness of our executive compensation program against that of our compensation peer group. In doing so, and in line with its belief that executive compensation decisions should not rely solely on any single factor or be based on a one-dimensional view, the Compensation Committee uses market data to assess the overall competitiveness and reasonableness of our executive compensation program, rather than targeting percentile ranks of specific compensation elements or total target direct compensation against the market data. The Compensation Committee also considered an extensive list of factors in developing the compensation peer group for 2025, including:
•	Actual experience in the talent market (companies from which we source and potentially lose executive talent);
•	Scale and complexity (using revenue, earnings, and market capitalization);
•	Geography; and
•
Company business characteristics (for example, comparably sized high-growth technology companies, technology-oriented gig economy companies, retail and marketplace companies, global operations, and other high growth indicators).

For 2025 compensation decisions, the Compensation Committee utilized the peer group set forth below. Splunk was removed from our 2025 peer group due to its acquisition by Cisco in March 2024.

2025 Peer Group
Airbnb	MercadoLibre	Snap
Block	Palantir Technologies	Snowflake
Chewy	PayPal Holdings	Uber Technologies
DoorDash	Pinterest	Wayfair
eBay	Salesforce	Workday
Expedia Group	Sea Limited	Zillow Group
Intuit	ServiceNow
Lyft	Shopify

Elements of NEO Compensation
Our NEO compensation program is comprised of the following key components:

Component	Objective	Key Features
Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Attracts and retains talent and provides executives with cash income predictability and stability.
Long-Term Equity Incentives
Creates a strong link between pay and performance. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable and long-term value for our stockholders, while helping retain our NEOs in a highly competitive market.

Variable, at-risk compensation in the form of RSUs and PSUs that vest upon satisfaction of certain service-based and/or performance-based vesting conditions. Generally granted as multi-year equity awards to foster a founder’s mentality and entrepreneurial spirit.

From time to time, we pay our employees in a currency other than U.S. Dollars. To the extent any amount of our employee compensation was paid in a currency other than U.S. Dollars, such amounts are reported in this Proxy Statement by converting the amounts from the applicable currency to U.S. Dollars using the one-year average exchange rate for the applicable calendar year and currency, consistent with the conversion rate we use for various financial and accounting purposes. All amounts presented in this Proxy Statement have been rounded to the nearest whole dollar.

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Base Salary
Typically, annual base salaries for our NEOs are set in March or April of each year retroactive to January 1st of that year. Accordingly, in April 2025, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own base salary), as well as the other factors described above. Based on these reviews, in April 2025, the Compensation Committee determined: (i) in the case of Messrs. Kim, Anand, Rogers, and Kang, to maintain their annual base salaries at their prior year levels at $1,100,000, $420,000, $450,000, and 1 billion Korean Won (“KRW”) (equivalent to approximately $703,126), respectively; and (ii) in the case of Mr. Kolari, to increase his annual base salary from $378,105 to $395,120. Following his transition from his role as Representative Director, Business Management, Mr. Kang’s annual base salary was $65,000 and was increased to $66,300 effective January 1, 2026 to satisfy updated local minimum wage law requirements.
New Hire and Retention Incentives
From time to time, we may award sign-on or discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers, including by offsetting the loss of unvested compensation they may forfeit as a result of leaving their current employers. The Compensation Committee may also from time to time provide one-time or recurring incentives to encourage long-term service by our executives and to allow our executive compensation program to stay competitive during times of a highly competitive talent market and/or unexpected market disruptions.
In April 2025, Mr. Anand was awarded a retention bonus of $1,100,000, which was paid in equal quarterly installments over a one-year period commencing January 1, 2025, subject to his continued employment through each applicable payment date. Mr. Rogers’ employment arrangement provides for a $100,000 annual cash retention bonus to be paid on each anniversary of his initial appointment date, subject to his continued employment through each applicable payment date. In April 2025, Mr. Rogers was awarded an additional retention bonus of $500,000, which was paid over a one-year period commencing January 1, 2025, subject to his continued employment through each applicable payment date. Mr. Kang’s previous employment arrangement provided for a long-term service bonus of 500 million KRW per year (equivalent to approximately $351,563), paid quarterly on the last compensation payment date of the quarter, subject to Mr. Kang’s continuous service to the Company through each applicable payment date. As a result of Mr. Kang taking a new role with the Company effective June 1, 2025 and entering into a new employment agreement with the Company, he is no longer entitled to this bonus. In April 2025, Mr. Kolari was awarded a discretionary bonus of $40,949 for his performance during 2025, which was paid according to the Company’s standard payroll practices and policies.
Long-Term Equity Incentives
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. As such, a significant portion of our NEO total compensation over the long-term is stock-based compensation designed to create a strong and direct link between pay and performance. The Section 16 Equity Committee’s practice is to grant multi-year equity awards on a periodic basis at levels designed to provide a strong alignment between the recipient and our stockholders and to encourage retention over the vesting period. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.

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Our NEOs are granted two types of equity awards—RSUs and PSUs—in both cases under our 2021 Plan. In granting these equity awards and in determining the type of equity award to grant to NEOs, we generally considered, among other things, the NEO’s cash compensation, the need to create a meaningful opportunity for reward based on the creation of long-term value, an evaluation of the expected and actual performance of each NEO, the NEO’s individual contributions and responsibilities, market competitive rates of compensation and long-term incentive awards, and the retentive effect of the NEO’s existing equity awards and how that lapses over time as awards vest. Taking into account the above considerations, in April 2025, the Section 16 Equity Committee awarded: (i) 190,738 PSUs to Mr. Anand; (ii) 247,916 PSUs to Mr. Rogers; and (iii) 57,494 RSUs to Mr. Kolari. In July 2025, the Section 16 Equity Committee awarded 157,189 RSUs to Mr. Kang after his unvested RSUs and PSUs were forfeited upon his role change. The PSUs awarded to Mr. Anand vest in two equal installments as follows, contingent upon Mr. Anand achieving performance objectives related to business objectives and business performance for the year ended December 31, 2025, as determined by the Section 16 Equity Committee or other appropriate sub-committee of the Board at the recommendation of the Chief Executive Officer, and subject to his continuous service to the Company through and including the applicable vest date: (a) 95,369 shares on July 1, 2026 and (b) 95,369 shares on October 1, 2026. The PSUs awarded to Mr. Rogers vest quarterly as follows, contingent upon Mr. Rogers achieving performance objectives related to business objectives and business performance for the year ended December 31, 2025, as determined by the Section 16 Equity Committee or other appropriate sub-committee of the Board at the recommendation of the Chief Executive Officer, and subject to his continuous service to the Company through and including the applicable vest date: (a) 61,979 shares on July 1, 2026, (b) 61,979 shares on October 1, 2026, (c) 61,979 shares on January 1, 2027, and (d) 61,979 shares on April 1, 2027. We have not disclosed the required level of achievement for the performance objectives applicable to the PSUs granted to Messrs. Anand and Rogers in 2025 as disclosure could result in competitive harm to the Company. In February 2026, the Section 16 Equity Committee certified that each of Messrs. Anand and Rogers had achieved their respective performance objective for the performance year ended December 31, 2025 for the PSUs that were awarded in April 2025 and therefore that Mr. Anand had earned 190,738 PSUs and Mr. Rogers had earned 247,916 PSUs, respectively, with vesting subject to the foregoing service-based vesting schedules. The RSUs awarded to Mr. Kolari were to vest in four equal quarterly installments over a one-year period, with the first of such quarterly installments vesting on July 1, 2026, subject to Mr. Kolari’s continuous service to the Company through and including the applicable vest date. However, these RSUs were forfeited when Mr. Kolari resigned from the Company on November 14, 2025. The RSUs awarded to Mr. Kang vest in three installments over a three-year period as follows, subject to Mr. Kang’s continuous service to the Company through and including the applicable vest date: (a) 52,396 shares on June 1, 2026, (b) 52,396 shares on June 1, 2027, and (c) 52,397 shares on June 1, 2028.
In addition, in January 2025 and February 2025, the Section 16 Equity Committee certified that each of Messrs. Anand, Rogers and Kang had achieved their respective performance objective for the performance year ended December 31, 2024 for the PSUs that were awarded in March 2022 (to Messrs. Rogers and Kang) and April 2024 (to Messrs. Anand, Rogers and Kang) and therefore that Mr. Anand had earned 480,490 PSUs, Mr. Rogers had earned 168,361 PSUs and 177,982 PSUs and Mr. Kang had earned 34,036 PSUs and 131,258 PSUs, respectively, corresponding to such performance year. Mr. Anand’s PSUs vested and continue to vest as follows, contingent upon satisfaction of the service-based condition of the PSUs: (a) 95,122 units on July 1, 2025; (b) 95,123 units on October 1, 2025; (c) 145,122 units on January 1, 2026; and (d) 145,123 units on April 1, 2026. Mr. Rogers’ 168,361 PSUs vested and continue to vest as follows, contingent upon satisfaction of the service-based condition of the PSUs: (a) 20,260 units on July 1, 2025; (b) 20,261 units on October 1, 2025; (c) 53,084 units on January 1, 2026; and (d) 74,756 units on April 1, 2026. Mr. Rogers’ 177,982 PSUs vested in four equal quarterly installments with the first of such quarterly installments vested on March 1, 2025, contingent upon satisfaction of the service-based condition of the PSUs. Mr. Kang’s 34,036 PSUs vested on March 1, 2025 upon his satisfaction of the service-based condition of the PSUs. Mr. Kang’s 131,258 PSUs were to vest as follows, contingent upon satisfaction of the service-based condition of the PSUs: (a) 50,436 units on July 1, 2025; (b) 50,437 units on October 1, 2025; (c) 15,192 units on January 1, 2026; and (d) 15,193 units on April 1, 2026. However, these 131,258 PSUs were forfeited when Mr. Kang changed roles effective June 2025.
Our NEOs are eligible to receive additional equity awards at the discretion of our Section 16 Equity Committee but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the 2025 Summary Compensation Table below, may fluctuate materially from year to year depending on whether a grant was made in a particular year.

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Other Features of Our Executive Compensation Program
Employment Agreements
We have entered into employment agreements with each of our NEOs. These employment agreements are described in more detail below in the subsection titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”
Severance and Change in Control Payments and Benefits
Messrs. Kim’s and Rogers’ employment agreements provide for, and Mr. Kang’s previous employment agreement provided for, certain severance payments and/or benefits in the context of certain qualifying terminations of employment. In addition, in January 2021, we adopted an Executive Severance Policy (as amended and/or restated from time to time, the “Executive Severance Policy”) under which our NEOs are eligible to participate. The terms of the Executive Severance Policy were determined based on a review of market practices and the input of Compensia. Our NEOs are entitled to the greater of the severance payments and/or benefits as may be provided in their employment agreements or our Executive Severance Policy upon a qualifying termination of employment. The payments and benefits provided for under their employment agreements and our Executive Severance Policy are described in more detail below in the subsection titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”
Clawback
In September 2023, we adopted a Compensation Recoupment (Clawback) Policy consistent with the requirements of the final NYSE listing standards implementing Exchange Act Rule 10D-1. If we are required to restate our financial statements due to our material noncompliance with any financial reporting requirements under the federal securities laws, then the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. If such restatement is a result of misconduct, then our Chief Executive Officer and Chief Financial Officer may also be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.
Employee Benefits and Perquisites
We generally provide our NEOs with benefits available to all our employees, including medical, dental, and vision benefits and, in the United States, participation in a Section 401(k) plan. We also provide certain of our NEOs with security benefits. These security expenses are incurred to mitigate security threats faced by our NEOs. These security costs are therefore necessary to ensure the safety of our NEOs as they meet their job performance responsibilities. We do not consider these security measures to be a personal benefit for our NEOs. Consistent with that philosophy, we provide our NEOs with tax equalization payments so that the provision of these benefits are approximately tax neutral to them. We also provide certain of our NEOs with transportation, housing and moving, insurance, education and tax service benefits, as well as tax equalization payments so that the provision of such benefits, which assist our NEOs in the performance of their duties to the Company, are approximately tax neutral to them.
In addition, as is common practice in Korea, we purchased a golf club membership for Mr. Kang to use for business purposes. The membership is registered in the Company’s name and is reflected as an asset on the Company’s financial statements, and the Company has the right to sell the membership at any time. Mr. Kang was required to reimburse the Company for his personal use of this membership and, as a result, there was no incremental cost to the Company associated with Mr. Kang’s use of this membership and no amounts have been included with respect to this membership in the 2025 Summary Compensation Table. Mr. Kang did not use the golf membership for personal purposes in 2025 and he was no longer entitled to use the membership effective as of June 2025 when he ceased to serve as the Representative Director, Business Management.
In some cases, our NEOs were asked to relocate at our request and serve an expatriate assignment. Similar to the general types of benefits provided to our other expatriate executives, for our expatriate NEOs we provide benefits relating to housing, educational support, travel and moving expenses, security and transportation, visa services, and any related tax preparation and reimbursement with respect to certain of these benefits.

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Our NEOs did not participate in, or earn any benefits under, a non-qualified or defined benefit pension plan sponsored by us during 2025.
Option Award Grant Practices
The Company does not currently grant stock options to our employees, including NEOs. Any future grants of stock options to NEOs under our equity incentive plans would be approved by the Section 16 Equity Committee.
Historically, grants of stock options have typically been made at pre-established Compensation Committee meeting dates or in connection with a new hire or promotion, and irrespective of the timing of any financial announcement or other disclosure of material nonpublic information. Meeting dates are set in advance, and the timing of the meetings, and the grant of stock options, including the timing, terms and value of the awards, is made without regard to any material nonpublic information. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Anti-Hedging Policy
Our insider trading policy prohibits all directors and officers, employees, designated consultants, and designated independent contractors from engaging in hedging or monetization transactions in our stock, such as prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls, and short sales.
Tax Considerations
Section 162(m) of the Code (“Section 162(m)”) generally disallows a publicly held corporation’s tax deduction for compensation paid to its Chief Executive Officer and certain of its other covered employees (including executive officers, as applicable) in excess of $1 million in any year. While Section 162(m) will limit the deductibility of compensation paid to the NEOs, the Compensation Committee will continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account. Accordingly, the Compensation Committee retains the ability to pay compensation that exceeds the deduction limitation under Section 162(m).
Compensation Related Risks
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees, including our NEOs, to take inappropriate risks. Our Compensation Committee believes that the mix and design of the elements of compensation, individually or in their entirety, do not encourage our employees, including our NEOs, to take inappropriate risks, and are not reasonably likely to have a material adverse effect on the Company. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs and our other participating employees with those of our stockholders.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management this CD&A. Based on that review and discussion, we recommended to the Board that this CD&A be included in this Proxy Statement and incorporated into Coupang’s 2025 Annual Report.

The Compensation Committee Benjamin Sun (Chair), Pedro Franceschi, Asha Sharma, and Kevin Warsh

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Compensation Tables
2025 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to, each of our NEOs for all services rendered in all capacities during 2023, 2024, and 2025, respectively, as applicable.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(1)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Bom Kim Chief Executive Officer	2025	1,100,000	—	—	—	2,109,542(4)	3,209,542
	2024	1,100,000	—	—	—	971,499	2,071,499
	2023	1,100,000	—	—	—	630,609	1,730,609
Gaurav Anand Chief Financial Officer	2025	420,000	1,100,000(5)	4,230,569(6)	—	809,449(7)	6,560,018
	2024	420,000	600,000	8,744,918	—	522,478	10,287,396
	2023	420,000	1,500,000	—	—	596,798	2,516,798
Harold Rogers General Counsel and Chief Administrative Officer	2025	450,000	600,000(5)	5,498,777(8)	—	417,780(9)	6,966,557
	2024	450,000	320,000	3,933,511	—	552,817	5,256,328
	2023	450,000	850,000	3,506,012	—	491,278	5,297,290
Hanseung Kang(10) Former Representative Director, Business Management	2025	330,886	175,782(5)	4,704,667(11)	—	1,079,048(12)	6,290,383
	2024	733,149	366,574	3,562,632	—	133,128	4,795,483
	2023	766,043	1,133,021	989,768	—	186,259	3,075,091
Pranam Kolari(13) Former Vice President of Search and Recommendations	2025	356,252	40,949	1,275,217(14)	—	61,251(15)	1,733,669
	2024	378,105	588,238	130,221	—	22,031	1,118,595

1.	Certain amounts reflected in the “Salary,” “Bonus,” and “All Other Compensation” columns were converted from KRW to U.S. Dollars using the average exchange rate for 2025 of 1,422.22 KRW to $1.00 USD.
2.	The amounts reported in this column represent the NEO’s base salary earned during the applicable fiscal year and cash payments for unused vacation days to the extent applicable.
3.
The grant date fair value for PSUs and RSUs reported in the table is computed in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on the NYSE on the date of grant. Even though the PSUs are subject to achievement of certain performance criteria and the applicable NEO’s continuous service to us through and including the applicable vesting date, achievement of the performance criteria was deemed probable on the grant date and, accordingly, the aggregate grant date fair value of the PSUs is reported herein in accordance with ASC Topic 718 pursuant to the same methodology as RSUs subject to service-based vesting conditions. For additional information, please read Note 1 and Note 4 in the Notes to Consolidated Financial Statements of our 2025 Annual Report. Note that the amounts reported in this column reflect the aggregate accounting cost of the applicable award and do not necessarily reflect the actual economic value that may ultimately be realized by the applicable NEO.

4.
This amount includes security and transportation costs in the amount of $1,716,155, insurance premiums of $28,234, tax filing services of $158,251, as well as housing and moving costs. This amount also includes a tax gross-up of $203,929 related to certain security and transportation costs, insurance costs, housing and moving costs, and tax filing services. The benefits received by Mr. Kim were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kim, as applicable.

5.
These amounts include cash retention awards paid to the applicable NEO in 2025. Because we place a greater emphasis on providing longer-term incentives for our employees, the awards were designed at the time of grant to vest periodically over a one-year period or multi-year periods, subject to the applicable NEO’s continued service to us through the applicable vest date.

6.
Represents the aggregate grant date fair value of the PSUs granted to Mr. Anand in April 2025, as computed in accordance with ASC Topic 718. The PSUs vest as follows after Mr. Anand achieved his performance objective for the year ended December 31, 2025, as determined by the Section 16 Equity Committee or other appropriate sub-committee of the Board at the recommendation of the Chief Executive Officer, and subject to his continuous service to the Company through and including the applicable vest date: (a) 95,369 shares on July 1, 2026, and (b) 95,369 shares on October 1, 2026.

7.
This amount includes security and transportation costs in the amount of $276,248, housing and moving costs of $260,646, education expenses of $120,559, insurance premiums of $29,919, as well as executive benefits, gym membership, and tax filing services. This amount also includes a tax gross-up of $110,959 related to certain security and transportation costs, housing and moving costs, insurance costs, education expenses, and tax filing services. The benefits received by Mr. Anand were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Anand, as applicable.

8.
Represents the aggregate grant date fair value of the PSUs granted to Mr. Rogers in April 2025, as computed in accordance with ASC Topic 718. The PSUs vest quarterly as follows after Mr. Rogers achieved his performance objective for the year ended December 31, 2025, as determined by the Section 16 Equity Committee or other appropriate sub-committee of the Board at the recommendation of the Chief Executive Officer, and subject to his continuous service to the Company through and including the applicable vest date: (a) 61,979 shares on July 1, 2026, (b) 61,979 shares on October 1, 2026, (c) 61,979 shares on January 1, 2027, and (d) 61,979 shares on April 1, 2027.

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9.
This amount includes security and transportation costs in the amount of $236,076, housing and moving costs of $88,481, insurance premiums of $28,234, education expenses of $34,050, as well as executive benefits, gym membership, and tax filing services. This amount also includes a tax gross-up of $15,711 related to certain housing and moving costs, insurance costs, and education expenses. The benefits received by Mr. Rogers were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Rogers, as applicable.

10.
Effective on June 1, 2025, Mr. Kang took a new role with the Company. As a result of the role change, Mr. Kang is no longer an executive officer of the Company. Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Hanseung Kang.”

11.
Represents the aggregate grant date fair value of the RSUs granted to Mr. Kang in July 2025, as computed in accordance with ASC Topic 718. The RSUs vest in three annual installments as follows, subject to Mr. Kang’s continuous service to the Company through and including the applicable vest date: (a) 52,396 shares on June 1, 2026; (b) 52,396 shares on June 1, 2027; and (c) 52,397 shares on June 1, 2028. In connection with his Separation Agreement, Mr. Kang forfeited all unvested equity awards as of May 31, 2025.

12.
This amount includes security and transportation costs in the amount of $65,718, housing and moving costs of $165,909, a separation payment of $824,793, as well as 401(k) contributions, insurance premiums, gym membership, executive benefits, and tax filing services. The benefits received by Mr. Kang were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kang, as applicable.

13.
Mr. Kolari was appointed as an executive officer of the Company on January 15, 2024, and resigned from the Company effective November 14, 2025. Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Pranam Kolari.”

14.
Represents the aggregate grant date fair value of the RSUs granted to Mr. Kolari in April 2025, as computed in accordance with ASC Topic 718. The RSUs were to vest in four quarterly installments over a one-year period as follows, subject to Mr. Kolari’s continuous service to the Company through and including the applicable vest date: (a) 14,373 shares on July 1, 2026; (b) 14,374 shares on October 1, 2026; (c) 14,373 on January 1, 2027; and (d) 14,374 on April 1, 2027. Mr. Kolari forfeited all unvested equity awards upon his separation on November 14, 2025, including the unvested RSUs under this award.

15.
This amount includes a separation payment in the amount of $30,394, 401(k) contributions of $12,973, as well as insurance premiums. The benefits received by Mr. Kolari were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kolari, as applicable.

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2025 Grants of Plan-Based Awards
The following table provides, for each of our NEOs, information concerning plan-based awards granted during our fiscal year ended December 31, 2025. This information supplements the information about these awards set forth in the “2025 Summary Compensation Table” above.

Name	Award Type	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Bom Kim	—	—	—	—	—
Gaurav Anand	PSUs	04/01/25	190,738	—	4,230,569
Harold Rogers	PSUs	04/01/25	247,916	—	5,498,777
Hanseung Kang	RSUs	07/01/25	—	157,189	4,704,667
Pranam Kolari	RSUs	04/01/25	—	57,494	1,275,217

1.	Represent RSUs and PSUs awarded under our 2021 Plan. The vesting schedule applicable to each award is set forth in the subsection titled “Outstanding Equity Awards at December 31, 2025” below.
2.
The PSU award performance objectives are not based on financial measures or metrics. The condition is met by achieving a performance metric related to the achievement of business objectives and business performance. There are no thresholds or maximum levels for these PSU awards.

3.
The amounts reported in this column represent the aggregate grant date fair value of the equity awards, as computed in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on the NYSE on the date of grant. With respect to the PSUs reported herein, achievement of the applicable performance criteria was deemed probable on the grant date and, accordingly, the aggregate grant date fair value of the PSUs are reported herein in accordance with ASC Topic 718 pursuant to the same methodology as RSUs subject to service-based vesting conditions, even though the PSUs are subject to achievement of certain performance criteria and the applicable NEO’s continuous service to us through and including the applicable vesting date. Note that the amounts reported in this column reflect the aggregate accounting cost of the applicable award and do not necessarily reflect the actual economic value that may ultimately be realized by the applicable NEO.

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Outstanding Equity Awards at December 31, 2025
The following table presents information with respect to outstanding equity awards held by each NEO as of December 31, 2025. This information supplements the information about these awards set forth in the “2025 Summary Compensation Table” above.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
Bom Kim	2/7/2021	6,607,891	—	16.46	2/7/2028	—	—	—	—
Gaurav Anand	5/17/2018	30,000	—	1.98	5/16/2028	—	—	—	—
	5/16/2019	2,040,000	—	1.99	5/15/2029	—	—	—	—
	3/29/2022(2)	—	—	—	—	—	—	255,037	6,016,323
	12/19/2022(2)	—	—	—	—	—	—	206,772	4,877,751
	4/1/2024(3)	—	—	—	—	290,245	6,846,880	—	—
	4/1/2025(4)	—	—	—	—	—	—	190,738	4,499,509
Harold Rogers	1/23/2020	824,000	—	2.24	1/22/2030	—	—	—	—
	3/29/2022(5)	—	—	—	—	—	—	21,672	511,242
	4/1/2024(6)	—	—	—	—	127,840	3,015,746	—	—
	4/1/2025(7)	—	—	—	—	—	—	247,916	5,848,338
Hanseung Kang(8)	7/1/2025(9)	—	—	—	—	157,189	3,708,089	—	—
Pranam Kolari(10)	—	—	—	—	—	—	—	—	—

1.
The amounts reported in these columns reflect the market value of the stock or equity incentive plan awards of stock, as computed using the closing market price of our Class A common stock on the NYSE on December 31, 2025 (the last trading day of our fiscal year ended December 31, 2025), which was $23.59.

2.
The PSUs vest in four equal quarterly installments over a one-year period with the first of such quarterly installments vesting on March 1, 2027, contingent upon achievement by Mr. Anand of certain performance metrics with respect to the performance year ending December 31, 2026 and certification by the Section 16 Equity Committee or other appropriate sub-committee, as applicable, of the Board of such performance achievement, as well as Mr. Anand’s continuous service to the Company through and including the applicable vesting date.

3.
95,122 shares subject to the PSUs vested on July 1, 2025 and 95,123 shares vested on October 1, 2025, in each case following the certification by the Section 16 Equity Committee that the performance objective for the applicable performance year was achieved. The remainder of the PSUs vest quarterly as follows, contingent upon Mr. Anand’s continuous service to the Company through and including the applicable vesting date: (a) 145,122 shares on January 1, 2026; and (b) 145,123 shares on April 1, 2026.

4.
Following certification of achievement of the applicable performance metric with respect to the performance year ended December 31, 2025 by the Section 16 Equity Committee in February 2026, the PSUs are scheduled to vest in two equal quarterly installments as follows: (a) 95,369 shares on July 1, 2026 and (b) 95,369 shares on October 1, 2026 subject to Mr. Anand’s continuous service to the Company through and including the applicable vesting date.

5.
52,508 shares subject to the PSUs vested on each of March 1, 2023 and on March 1, 2024 and 177,982 PSUs vested in four equal quarterly installments during 2025 with the first of such quarterly installments vesting on March 1, 2025, in each case following the certification by the Section 16 Equity Committee that the performance objective for the applicable performance year was achieved. Following certification of achievement by Mr. Rogers of the applicable performance metric with respect to the performance year ended December 31, 2025 by the Section 16 Equity Committee in February 2026, the remainder of the PSUs are scheduled to vest on March 1, 2026, subject to Mr. Rogers’ continuous service to the Company through and including the applicable vesting date.

6.
20,260 shares subject to the PSUs vested on July 1, 2025 and 20,261 shares vested on October 1, 2025, in each case following the certification by the Section 16 Equity Committee that the performance objective for the applicable performance year was achieved. The remainder of the PSUs vest as follows, contingent upon Mr. Rogers’ continuous service to the Company through and including the applicable vesting date: (a) 53,084 shares on January 1, 2026, and (b) 74,756 shares on April 1, 2026.

7.
Following certification of achievement of the applicable performance metric with respect to the performance year ended December 31, 2025 by the Section 16 Equity Committee in February 2026, the PSUs are scheduled to vest in four equal quarterly installments as follows: (a) 61,979 shares on July 1, 2026, (b) 61,979 shares on October 1, 2026, (c) 61,979 shares on January 1, 2027, and (d) 61,979 shares on April 1, 2027, subject to Mr. Rogers’ continuous service to the Company through and including the applicable vesting date.

8.
Mr. Kang forfeited all unvested equity awards upon his change in roles effective June 1, 2025. Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Hanseung Kang.”

9.
The RSUs vest in three equal annual installments with the first of such annual installments vesting on June 1, 2026, subject to Mr. Kang’s continuous service to the Company through and including each vesting date.

10.
Mr. Kolari forfeited all unvested equity awards upon his separation on November 14, 2025. Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Pranam Kolari.”

43 | 2026 Coupang Proxy Statement

2025 Option Exercises and Stock Vested
The following table presents certain information with respect to shares acquired by each NEO upon the vesting of RSU and PSU awards in 2025 and the related value realized during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bom Kim	—	—
Gaurav Anand	390,245	11,292,340
Harold Rogers	306,269	8,167,987
Hanseung Kang	110,961	2,518,953
Pranam Kolari	90,731	2,427,673

1.
The amounts reported in this column have been calculated by multiplying the gross number of shares acquired on vesting by the closing price of our Class A common stock on the NYSE on the applicable vesting date or, if such vesting date was not a trading day, the trading day immediately after the applicable vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during 2025 nor do they represent the amounts that may be used for tax purposes.

44 | 2026 Coupang Proxy Statement

NEO Employment Agreements and Potential Payments Upon Termination or Change in Control
Employment Agreements
Bom Kim
Mr. Kim’s employment agreement provides for an annual base salary of $850,000 per year (which has been increased to $1,100,000 by the Compensation Committee and may in the future be increased by the Board or the Compensation Committee, as applicable). The employment agreement also provides that Mr. Kim will participate in any of our bonus plans, our long-term incentive plan (under which he will receive awards as determined by the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board, as applicable), and our employee benefit plans on no less favorable terms to those provided to our other senior officers.
Mr. Kim’s employment agreement provides for an initial term of employment of three years, with automatic one-year renewals unless either party provides written notice of nonrenewal to the other party at least six months prior to the end of the initial term or a renewal term, as applicable, subject to earlier termination in the case of Mr. Kim’s death or disability (as defined in the employment agreement), resignation with or without good reason (as defined in the employment agreement), or termination by us with or without cause (as defined in the employment agreement). Mr. Kim is also eligible to participate in our Executive Severance Policy to the extent such policy provides greater benefits than Mr. Kim’s employment agreement.
Mr. Kim’s employment agreement also includes a confidentiality and nondisclosure restriction, intellectual property assignment provisions, and certain rights to indemnification by us. Mr. Kim’s employment agreement further provides that if any amounts payable to Mr. Kim, whether under the employment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Kim.
Gaurav Anand
Mr. Anand’s executive appointment agreement provides for an annual base salary of $420,000 per year (subject to periodic review and potential increases by the Board or Compensation Committee). The executive appointment agreement also provides that Mr. Anand is eligible for short-term and long-term incentive awards under such policies and programs we may maintain from time to time (under which he will receive awards as determined by the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board, as applicable) and is eligible to participate in our health care benefit plans in accordance with their terms.
The term of Mr. Anand’s appointment with us under his executive appointment agreement is for a period of two years (with automatic one-year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us without cause, pay in lieu thereof, subject to Mr. Anand’s execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement). Mr. Anand is also eligible to participate in our Executive Severance Policy.
Mr. Anand’s executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Anand is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. Mr. Anand’s executive appointment agreement further provides that if any amounts payable to Mr. Anand, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Anand.
In addition, Mr. Anand is party to a letter of assignment with us and a non-U.S. subsidiary of the Company, which governs the terms of Mr. Anand’s international assignment from us to that subsidiary and provides for certain benefits to be provided in accordance with prevailing policies and benefits programs.

45 | 2026 Coupang Proxy Statement

Harold Rogers
Mr. Rogers’ executive appointment agreement provides for an annual base salary of $450,000 per year (subject to periodic review and potential increases by the Board or Compensation Committee) and an annual retention bonus of $100,000 per year (to be paid on each anniversary of his original commencement date with us, subject to Mr. Rogers’ being in service with us and not having served notice of resignation or termination on each payment date). The executive appointment agreement also provides that Mr. Rogers is eligible for short-term and long-term incentive awards under such policies and programs we may maintain from time to time (under which he will receive awards as determined by the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board, as applicable) and is eligible to participate in our health care benefit plans in accordance with their terms.
The term of Mr. Rogers’ appointment with us under his executive appointment agreement is for a period of two years (with automatic one-year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or in the case of termination by us without cause, pay in lieu thereof, subject to Mr. Rogers’ execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement). Mr. Rogers is also eligible to participate in our Executive Severance Policy.
Mr. Rogers’ executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Rogers is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. In addition, Mr. Rogers is party to a letter of assignment with us and Coupang Corp., which governs the terms of Mr. Rogers’ international assignment from us to Coupang Corp. and provides for certain international assignment-related allowances and reimbursements, including for housing costs, transportation costs and education expenses. Mr. Rogers’ executive appointment agreement further provides that if any amounts payable to Mr. Rogers, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Rogers.
Hanseung Kang
Mr. Kang’s executive appointment agreement, which was amended and restated effective as of November 1, 2024 and superseded by the separation agreement and release dated May 25, 2025 (the “Kang Separation Agreement”) and the executive employment agreement effective June 1, 2025 (the “Kang Employment Agreement”) discussed below, provided for an annual base salary of 1 billion KRW (equivalent to approximately $703,126) and was subject to periodic review and potential increases by the Board or Compensation Committee and a long-term service bonus of 500 million KRW per year (equivalent to approximately $351,563 per year) payable in quarterly installments on the last payroll date per quarter, subject to Mr. Kang being in service with us on each payment date. The executive appointment agreement also provided that Mr. Kang was eligible for short-term and long-term incentive awards under such policies and programs we may maintain from time to time (under which he would receive awards as determined by the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board, as applicable). In addition, Mr. Kang was eligible for a work vehicle and driver (as determined by the Board), and health club memberships. The employment agreement also provided for a golf club membership, which the Company had obtained for business purposes and which Mr. Kang could use for personal purposes provided that Mr. Kang reimbursed the Company for the costs of such personal usage. Mr. Kang did not use the golf membership for personal purposes in 2025 and he was no longer entitled to use the membership effective as of June 2025 when he ceased to serve as the Representative Director, Business Management. Mr. Kang’s executive appointment agreement contained certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of Mr. Kang’s appointment with us and a non-disparagement provision.
Before his executive appointment agreement was superseded by the Kang Separation Agreement, the term of Mr. Kang’s appointment with us under his executive appointment agreement had been for a period of two years (with automatic one-year renewals), with either party permitted to terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us without cause, pay in lieu thereof, subject to Mr. Kang’s execution of an effective release), except that we were entitled to terminate the appointment immediately for cause (as defined in the executive appointment agreement). Mr. Kang was also eligible to participate in our Executive Severance Policy.

46 | 2026 Coupang Proxy Statement

In connection with Mr. Kang ceasing to serve as a Representative Director and executive officer of the Company effective as of the close of business on May 31, 2025 (Korea Standard Time) (the “Kang Separation Date”), we entered into the Kang Separation Agreement with Mr. Kang. Pursuant to the Kang Separation Agreement, Mr. Kang received a lump sum separation payment of $824,793 (the “Separation Payment”), all of Mr. Kang’s outstanding unvested equity awards as of the Kang Separation Date were automatically forfeited for no consideration, and Mr. Kang’s participation in all of the Company’s benefits plans, including our Executive Severance Policy, ceased as of the Kang Separation Date. In exchange for the Separation Payment, Mr. Kang released all claims against the Company and remains bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement.
Effective June 1, 2025, Mr. Kang took on a new role as Head of Business Development, North America with the Company and we entered into the Kang Employment Agreement with Mr. Kang, which is an at-will employment arrangement. We also entered into letters related to his interim, approximately two-month assignment to a non-U.S. subsidiary of the Company and additional benefits during and after his assignment. As a result of the role change, Mr. Kang is no longer an executive officer of the Company. The Kang Employment Agreement provides for an annual base salary of approximately $65,000 (which has been subsequently increased to $66,300) and is subject to periodic review and potential increases by the Board or Compensation Committee and an award of 157,189 RSUs with one-third vesting annually over a three-year vesting schedule beginning on June 1, 2026. In addition, Mr. Kang is eligible to participate in those employee benefit plans as may be maintained by the Company for its employees from time to time, on the terms and subject to the conditions set forth in such plans. For June and July 2025, during his assignment in Korea, Mr. Kang was entitled to certain additional benefits to support his assignment, including administrative, fitness membership and transportation support, and a total of $40,000 in housing support. He also is entitled during his employment to an initial tax consultation during 2025 related to his immigration, an annual Company-paid health checkup, as well as annual home leave support.
Mr. Kang also was eligible for temporary housing accommodation in New York for up to 60 days, after which the Company will pay or reimburse Mr. Kang for housing support in the amount of $240,000 per year paid in $20,000 monthly installments, as well as relocation support. If within 12 months from the effectiveness of his new role, Mr. Kang resigns or is terminated by us for cause, he is required to repay to the Company a pro-rated amount (based on the number of days remaining in such 12-month period) of the aggregate value of all relocation benefits and allowances provided to him. Further, if Mr. Kang’s employment terminates for any reason, he is entitled only to (i) any accrued but unpaid base salary through the date of termination, payable on the next regularly scheduled payroll date following termination, (ii) any unreimbursed business expenses incurred through the date of termination, and (iii) any accrued and vested benefits under the Company’s employee benefit plans, including settlement of any vested portion of his RSU award. Mr. Kang does not currently participate in our Executive Severance Policy. Mr. Kang is entitled to repatriation benefits if his employment is terminated by the Company other than for cause.
Pranam Kolari
Mr. Kolari’s employment agreement, which expired upon his resignation from the Company effective November 14, 2025 (the “Kolari Separation Date”), provided for an annual base salary of $361,200 per year (which had been increased to $395,120 by the Compensation Committee). The employment agreement also provided that Mr. Kolari was eligible for short-term and long-term incentive awards under such policies and programs we may maintain from time to time (under which he would receive awards as determined by the Board, the Compensation Committee, the Section 16 Equity Committee, or another appropriate sub-committee of the Board, as applicable) and was eligible to participate in our employee benefit plans in accordance with their terms.
Mr. Kolari’s employment agreement contained certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of employment and a non-disparagement provision. Mr. Kolari is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. Mr. Kolari’s employment agreement further provided that if any amounts payable to Mr. Kolari, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments would either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever would result in the greatest after-tax benefit to Mr. Kolari.

47 | 2026 Coupang Proxy Statement

In connection with Mr. Kolari’s resignation from the Company, we entered into a separation agreement with Mr. Kolari dated October 20, 2025 (the “Kolari Separation Agreement”). Pursuant to the Kolari Separation Agreement, Mr. Kolari received all accrued salary and all accrued and unused paid time off earned through the Kolari Separation Date, a lump sum separation payment of $30,394, all of Mr. Kolari’s outstanding unvested equity awards as of the Kolari Separation Date were automatically forfeited for no consideration, and Mr. Kolari’s participation in all of the Company’s benefits plans ceased as of the Kolari Separation Date. Mr. Kolari agreed to non-disparagement restrictions and to release all claims against the Company, and remains bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement.
Termination and Change in Control Provisions
Executive Severance Policy
Our executive officers, including our NEOs, are or were eligible to participate in our Executive Severance Policy, which we adopted in January 2021 and amended and restated in September 2024. Mr. Kang no longer participates in the Executive Severance Policy. Under the Executive Severance Policy, if a NEO’s employment is terminated by us without cause (including by reason of death or incapacity (as defined in the Executive Severance Policy)) at any time, or if a NEO resigns for good reason within one year following a change in control (each such term as defined in the Executive Severance Policy), and the NEO executes and does not revoke a release in our favor and continues to comply with restrictive covenants (other than in the case of termination due to death or incapacity), the NEO will be entitled to the following benefits:
•
If the NEO is based in the United States or is an expatriate executive based in Korea, an amount equal to the NEO’s annual base salary in the case of an NEO who is deemed a “Tier 1 Executive” under the Executive Severance Policy (a “Tier 1 NEO”) or 0.75 times the NEO’s annual base salary, in the case of an NEO who is deemed a “Tier 2 Executive” under the Executive Severance Policy (a “Tier 2 NEO”), payable as a lump sum or in installments at our discretion. If the NEO is a non-expat based in Korea, the NEO will be entitled to receive the greater of one times, in the case of an NEO who is deemed a Tier 1 NEO, or 0.75 times, in the case of an NEO who is deemed a Tier 2 NEO, the NEO’s annual base salary or an amount in line with the statutory severance formula under applicable Korean law (which is generally one month of base pay for each year of service) multiplied by a multiplier of up to four and payable as a lump sum or in installments at our discretion, following standard Korean market practice; and

•
If the NEO is based in the United States and elects to continue health insurance coverage under COBRA, our payment of the monthly premiums for COBRA continuation coverage for the NEO and his or her dependents at the same rate as we paid at the time of such termination for a period of 12 months in the case of a Tier 1 NEO or 9 months in the case of a Tier 2 NEO.

Following standard Korean market practice, the Executive Severance Policy also provides for severance pay (subject to the execution and non-revocation of a release in our favor) to our NEOs who are based in Korea in the event of their voluntary termination of employment (including due to expiration of the term of their employment agreements) that is calculated in line with the statutory severance formula under applicable Korean law (generally one month of base pay for each year of service, which is multiplied by a multiplier of up to four in the case of a non-expat NEO based in Korea and multiplied by one in the case of an expat executive officer based in Korea).
If, at the time of a NEO’s termination of employment, the NEO is subject to an employment or other individual service agreement with us that provides for the payment of severance upon a termination of employment that is more favorable than the payments under the Executive Severance Policy, the NEO will receive such severance payments rather than the severance payments provided for under the Executive Severance Policy, and such severance payments provided under the Executive Severance Policy will be deemed included in such contractual severance payments.
In addition, if any of the payments or benefits provided for under the Executive Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and/or if such payments or benefits would give rise to a tax deduction for us that may potentially be limited by Section 280G and Section 4999 of the Code, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefit to the NEO.

48 | 2026 Coupang Proxy Statement

Bom Kim
Under the terms of his employment agreement, if Mr. Kim’s employment is terminated by us without cause or by him for good reason (including by reason of our failure to renew the term of the employment agreement), in addition to accrued obligations, Mr. Kim would be entitled to receive the following severance payments and benefits (subject to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) two times his then-current annual base salary (the value as of December 31, 2025: $2,200,000) (payable as a lump sum); (ii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2025: $0); and (iii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2025: $56,467). If Mr. Kim’s employment is terminated due to his death or disability, Mr. Kim would be entitled to receive the following severance payments and benefits (subject only in the case of termination due to disability to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) 12 months of his then-current base salary (the value as of December 31, 2025: $1,100,000) (in the case of his death, payable in equal installments in accordance with our customary payroll practices, and in the case of his disability, payable as a lump sum); (ii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2025: $0); and (iii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including the cost of any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2025: $56,467). Mr. Kim’s employment agreement provides that if our Executive Severance Policy provides more favorable severance benefits than those provided in the employment agreement, he will remain entitled to those more favorable benefits under the Executive Severance Policy.
Gaurav Anand and Harold Rogers
The executive appointment agreements for Messrs. Anand and Rogers provide that they will be eligible to participate in our Executive Severance Policy, as may be in effect and/or amended and/or restated from time to time, as Tier 1 NEOs thereunder. Under the terms of the Executive Severance Policy, as Tier 1 NEOs thereunder, if Mr. Anand’s or Mr. Rogers’ employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if they resign for good reason within 12 months following a change in control, then, subject to their execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above): (i) they would each be entitled to an amount equal to their annual base salary (the values as of December 31, 2025: $420,000 and $450,000 for Mr. Anand and Mr. Rogers, respectively); and (ii) if he elects to continue health insurance coverage under COBRA, Mr. Anand, as a Tier 1 NEO subject to the United States provisions of the Executive Severance Policy, would be entitled to payment of the monthly premiums for COBRA continuation coverage for him and his dependents at the same rate as we paid at the time of such termination for a period of 12 months (the value of such benefits as of December 31, 2025: $29,919). In addition, in the event of a voluntary termination of his employment without good reason, subject to his execution and non-revocation of a release in our favor (as described above), Mr. Rogers, as a Tier 1 NEO subject to the Korea provisions of the Executive Severance Policy, would be entitled to his monthly average base salary for the three months immediately preceding such termination, multiplied by his number of years of service as an “Executive” (as defined in the Executive Severance Policy and pro-rated for any partial years), multiplied by one (the value as of December 31, 2025: $224,692 for Mr. Rogers).
Under the terms of the 2021 Plan and the equity awards previously granted thereunder to Messrs. Anand and Rogers that remain outstanding as of December 31, 2025, if within 12 months following a change in control, Messrs. Anand or Rogers is terminated without cause or they resign for good reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under such outstanding equity awards (or any award into which it was converted in connection with the change in control) would accelerate and vest (the value of such vesting as of December 31, 2025, for Messrs. Anand and Rogers: $11,120,232 and $4,687,664, respectively). In the event of a company transaction in which the executive’s outstanding equity awards under the 2021 Plan are not assumed or replaced, all of the executive’s then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2021 Plan so long as the executive’s employment has not terminated prior to the effective time of the company transaction (the value of such vesting as of December 31, 2025, for Messrs. Anand and Rogers: $22,240,464 and $9,375,327, respectively).

49 | 2026 Coupang Proxy Statement

Hanseung Kang
Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Hanseung Kang” for information about the separation payments and other benefits Mr. Kang received upon the termination of his executive appointment agreement or may be entitled to under the Kang Employment Agreement.
Under the terms of the 2021 Plan and the equity awards previously granted thereunder to Mr. Kang that remain outstanding as of December 31, 2025, in the event of a change in control in which Mr. Kang’s employment is terminated without cause or he resigns for good reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of his then unvested outstanding equity awards under such outstanding equity awards (or any award into which it was converted in connection with the change in control) would accelerate and vest (the value of such vesting as of December 31, 2025: $1,854,045). In the event of a company transaction in which Mr. Kang’s outstanding equity awards under the 2021 Plan are not assumed or replaced, all of Mr. Kang’s then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2021 Plan so long as Mr. Kang’s employment has not terminated prior to the effective time of the company transaction (the value of such vesting as of December 31, 2025: $3,708,089).
Pranam Kolari
Please refer to “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control – Employment Agreements – Pranam Kolari” for information about the separation payments Mr. Kolari received pursuant to the Kolari Separation Agreement upon his resignation from the Company in November 2025.

50 | 2026 Coupang Proxy Statement

Pay-Versus-Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between what is defined under Item 402(v) of Regulation S-K as “compensation actually paid,” (“CAP”), to our Principal Executive Officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company. The CAP amounts are calculated using a methodology prescribed by the SEC rules and differ significantly from the Summary Compensation Table (“SCT”) calculation of executive compensation. The CAP values do not represent amounts actually earned or paid to our NEOs, including with respect to RSUs and PSUs, which remain subject to forfeiture if the vesting conditions are not satisfied. Because CAP values are based on our stock price as of particular dates, the amounts shown in the tables below reflect the fluctuations in our stock price, including our stock price at the time of our IPO, and the volatility in our stock price since that time and could have been substantially different if other dates were chosen. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our overall compensation philosophy and how we align executive compensation with our performance, please refer to “Named Executive Officer Compensation – Compensation Discussion and Analysis - Objectives, Philosophy, and Elements of Executive Compensation.”
Pay-Versus-Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total for PEO(1) (b)	CAP to PEO(2) (c)	Average SCT Total for Non-PEO NEOs(1) (d)	Average CAP to Non-PEO NEOs(2) (e)	Total Stockholder Return(3) (f)	Peer Group Total Stockholder Return(4) (g)	Net Income(Loss)(5) (h)
2025	$3,209,542	$3,209,542	$5,387,657	$4,879,716	$47.90	$159.00	$214,000,000
2024	$2,071,499	$2,400,459	$5,364,451	$10,076,759	$44.63	$152.10	$66,000,000
2023	$1,730,609	$2,557,529	$3,128,650	$4,710,326	$32.87	$114.25	$1,360,000,000
2022	$1,931,296	$(49,687,096)	$5,935,509	$(23,859,450)	$29.87	$80.23	$(92,042,000)
2021	$1,587,989	$684,330,158	$1,492,346	$46,444,743	$59.65	$122.09	$(1,542,590,000)

1.
Represents total compensation reported for our PEO or the average total compensation reported for our non-PEO NEOs as a group, as applicable, for each corresponding year in the “Total” column of the SCT. Please refer to “Named Executive Officer Compensation - Compensation Tables - 2025 Summary Compensation Table.” The names of non-PEO NEOs included for purposes of calculating the average amounts of total compensation for both 2021 and 2022 are as follows: Gaurav Anand, our Chief Financial Officer; Harold Rogers, our General Counsel and Chief Administrative Officer; Hanseung Kang, our former Representative Director, Business Management; and Thuan Pham, our former Chief Technology Officer. The names of non-PEO NEOs included for purposes of calculating the average amounts of total compensation for 2023 are as follows: Gaurav Anand, our Chief Financial Officer; Harold Rogers, our General Counsel and Chief Administrative Officer; Hanseung Kang, our former Representative Director, Business Management; and Tae Jung Kim, our former Vice President of Digital Customer Experience. The names of non-PEO NEOs included for purposes of calculating the average amounts of total compensation for both 2024 and 2025 are as follows: Gaurav Anand, our Chief Financial Officer; Harold Rogers, our General Counsel and Chief Administrative Officer; Hanseung Kang, our former Representative Director, Business Management; and Pranam Kolari, our former Vice President of Search and Recommendations.

2.
The amounts in these columns are computed in accordance with Item 402(v) of Regulation S-K and do not represent amounts earned or realized by, or paid to, the NEO during the applicable year. The CAP amounts for 2021 include, among other awards, several equity grants that were awarded separately over various years since our incorporation prior to our IPO but vested at the same time at our IPO in accordance with their terms. The CAP amounts for such awards have since significantly decreased, as shown in columns (c) and (e). The following detailed breakdown tables describe the adjustments, each of which is prescribed by SEC rule, to calculate the CAP amounts from the related SCT amounts. The CAP and SCT amounts do not reflect the actual amount of compensation earned or realized by, or paid to, the applicable NEO during the applicable year, but rather are amounts determined in accordance with SEC rules contained in Item 402 of Regulation S-K:

PEO SCT to CAP Reconciliation:
Year	Reported SCT Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments*	CAP to PEO
2025	$3,209,542	$0	$0	$3,209,542

51 | 2026 Coupang Proxy Statement

* PEO Equity Award Adjustment Reconciliation:
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$0	$0	$0	$0	$0	—	$0

Average Non-PEO NEO SCT to CAP Reconciliation:
Year	Average Reported SCT Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Equity Award Adjustments**	Average CAP to Non-PEO NEOs
2025	$5,387,657	$(3,927,308)	$3,419,367	$4,879,716

** Average Non-PEO NEO Equity Award Adjustment Reconciliation:
Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Average Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$3,513,984	$362,880	$0	$1,277,884	$(1,735,381)	—	$3,419,367

3.
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our Class A common stock at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period was March 11, 2021, the date our Class A common stock began trading on the NYSE.

4.
Reflects the cumulative TSR of the Standard & Poor’s 500 Consumer Discretionary Distribution & Retail Index (the “S&P 500 Consumer Discretionary Distribution & Retail”), which is the index included in our Total Stockholder Return Graph. Please refer to “Pay-Versus-Performance Disclosure – Total Stockholder Return Graph” below.

5.	Represents the amount of net income (loss) reflected in our audited financial statements for each applicable year.
Financial Performance Measures
In the years covered by this table, we did not use any financial performance measures for our executive compensation program. Accordingly, pursuant to SEC rules, we have not included a “Company-Selected Measure” or a tabular list of performance measures. For more information about our executive compensation program, please refer to “Named Executive Officer Compensation – Compensation Discussion and Analysis” above.
Relationships Between Pay and Performance
CAP and TSR - Over the last five years, our TSR has decreased by approximately 19.7%, from $59.65 to $47.90, while the CAP to our PEO decreased by approximately 99.5%, from $684,330,158 to $3,209,542, the average CAP to our non-PEO NEOs as a group decreased by approximately 89.5% from $46,444,743 to $4,879,716, and our peer group TSR increased by 30.2%, from $122.09 to $159.00.
CAP and Net Income - Over the last five years, our net loss reduced by approximately 113.9%, from $(1,542,590,000) to $214,000,000. During the same period, the CAP to our PEO decreased by approximately 99.5%, and the average CAP to our non-PEO NEOs as a group decreased by approximately 89.5%. The reason for the divergence is that CAP measures the change in stock price to equity held and vested or unvested by our NEOs.

52 | 2026 Coupang Proxy Statement

Total Stockholder Return Graph - The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the Standard & Poor’s 500 Index (the “S&P 500”) and the S&P 500 Consumer Discretionary Distribution & Retail. The graph assumes $100 was invested at the market close on March 11, 2021, which was the first day our Class A common stock began trading. Data for the S&P 500 and the S&P 500 Consumer Discretionary Distribution & Retail assume reinvestment of dividends. The graph uses the closing market price on March 11, 2021 of $49.25 per share as the initial value of our Class A common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.

53 | 2026 Coupang Proxy Statement

CEO Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the ratio of (i) the annual total compensation of our Chief Executive Officer to (ii) the annual total compensation of our median employee (excluding from our employee population, for purposes of this determination, our Chief Executive Officer), both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
For 2025, the annual total compensation of our median employee (excluding our Chief Executive Officer) was $33,831 and the annual total compensation of our Chief Executive Officer was $3,209,542, as disclosed in the Summary Compensation Table. Based on these amounts we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was approximately 95 to 1 in 2025. As applicable, the annual total compensation for 2025 of our Chief Executive Officer and our median employee was converted into U.S. dollars using the one-year average exchange rate for 2025, consistent with the conversion rate we use for various financial and accounting purposes.
For 2025, we used the same median employee that was identified in 2024 since there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. As previously disclosed, in determining our median compensated employee for 2024, we selected December 31, 2024 as the date on which to determine our employee population and the median employee. Employees represent all salaried and hourly employees, including seasonal employees, as of the determination date. We included base salary, bonuses, allowances, and grant date fair market value of equity awards, if any, issued during the previous twelve months as our consistently applied compensation measure for determining the median employee amongst our global employee population other than our Chief Executive Officer. For employees paid in a currency other than U.S. Dollars, we converted their compensation to U.S. dollars using the one-year average exchange rates for 2024, consistent with the conversion rate used by us for various financial and accounting purposes.
This disclosed pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a wide variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the foregoing pay ratio measure in making compensation decisions.

54 | 2026 Coupang Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion included in this Proxy Statement. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the NEOs presented in the section titled “Named Executive Officer Compensation – Compensation Discussion and Analysis” above.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our NEOs. We expect that we will conduct our next Say-on-Pay Vote at our 2027 Annual Meeting.
We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with our overall performance. We aim to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified executive officers.
The text of the resolution in respect of Proposal No. 3 is as follows:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

55 | 2026 Coupang Proxy Statement

OTHER MATTERS
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.
OTHER INFORMATION
Householding of Proxies
Under rules adopted by the SEC, we are permitted to deliver a single annual report and proxy statement or Internet Notice, as applicable, to any household in which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail, which reduces our printing costs, mailing costs and fees. Even when householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.
The Company is householding this year for those stockholders who own their shares directly in their own name (that is, a stockholder of record), unless we have received contrary instructions from one or more of such stockholders. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to revoke your consent to householding and in the future receive separate copies of our annual reports and proxy materials or Internet Notice, as applicable, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please call Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 in the U.S. or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If your household receives a single annual report and proxy materials or Internet Notice, as applicable, for this year, but you would like to receive your own copy, please contact Broadridge as stated above, and they will promptly send you a copy.
This year, some brokers and nominees who hold our shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single annual report and proxy statement or Internet Notice, as applicable, for this year, but you would like to receive your own copy, please contact Broadridge as stated above, and they will promptly send you a copy. If a broker or nominee holds our shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds our shares, and together both of you would like to receive only a single set of our disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.
If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.
Additional Filings
Our reports on Forms 10-K, 10-Q, and 8-K, as well as any amendments to those reports, are available without charge through our Investor Relations website, ir.aboutcoupang.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
You may request a copy of our SEC filings, including a copy of the 2025 Annual Report, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by e-mailing us at ir@coupang.com.
Stockholder Proposals for the 2027 Annual Meeting
Our stockholders may submit proposals that they believe should be voted upon at our annual meeting of stockholders or nominate persons for election to the Board.

56 | 2026 Coupang Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in our proxy statement for our 2027 Annual Meeting (the “2027 Proxy Statement”). To be eligible for inclusion in the 2027 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company at the address set forth below no later than December 28, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2027 Proxy Statement.
Alternatively, in accordance with the “advance notice” provisions of our Bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2027 Annual Meeting, without having it included in the 2027 Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders. For our 2027 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than February 11, 2027 and no later than March 13, 2027. If the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting, or the 10th day following the day on which we first make public announcement of the date of the 2027 Annual Meeting.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the “advance notice” provisions of our Bylaws for our 2027 Annual Meeting, then we must receive timely written notice as described above that sets forth all the information required by Rule 14a-19(b) under the Exchange Act in addition to the information required by the applicable “advance notice” requirements under our Bylaws.
Notices of any proposals or nominations for our 2027 Annual Meeting should be sent to our Corporate Secretary at c/o Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A.

57 | 2026 Coupang Proxy Statement

COUPANG, INC.
720 OLIVE WAY, SUITE 600
SEATTLE, WA 98101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPNG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92361-P45752 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUPANG, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Bom Kim	☐	☐	☐
1b. Jason Child	☐	☐	☐
1c. Pedro Franceschi	☐	☐	☐
1d. Neil Mehta	☐	☐	☐
1e. Asha Sharma	☐	☐	☐
1f. Benjamin Sun	☐	☐	☐
1g. Ambereen Toubassy	☐	☐	☐
1h. Kevin Warsh	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of Samil Pricewaterhouse Coopers as Coupang, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To consider a non-binding vote to approve the compensation of Coupang, Inc.'s named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V92362-P45752

COUPANG, INC.
Annual Meeting of Stockholders
June 11, 2026 5:00 PM Pacific Time
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bom Kim, Chairman and Chief Executive Officer, Gaurav Anand, Chief Financial Officer, and Harold Rogers, General Counsel and Chief Administrative Officer (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Coupang, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 PM Pacific Time, on June 11, 2026, via live webcast at www.virtualshareholdermeeting.com/CPNG2026 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote these shares unless you sign (on the reverse side), date, and return this card.

Continued and to be signed and dated on reverse side